11 Keewaydin Drive

Salem, New Hampshire 03079

October 21, 2013

To the Stockholders of Standex International Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Standex International Corporation, which will be held at the Ananda Professional Building, 25 Pelham Road, Suite 316, Salem, New Hampshire, on Tuesday, December 10, 2013 at 4:00 p.m.

We hope that you will be able to attend the meeting.  If you do attend the meeting, you may vote your shares personally.  However, if you cannot do so, it is important that your shares be represented.  All stockholders received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the proxy electronically, so that you may vote your shares.  We urge you to read the proxy statement carefully, and to vote your shares by telephone or the Internet, or by requesting a paper copy of the proxy and signing, dating and returning your card in the postage prepaid envelope provided.

Pursuant to the procedures governing the meeting, shareholders will be requested to verify their status as stockholders or proxy holders prior to or during meeting attendance.

This booklet includes the Notice of Annual Meeting and the Proxy Statement, both of which contain information about the formal business to be acted on by the stockholders.  In addition, a presentation regarding the operations of your Company, and a question and discussion period, will also take place.

Thank you in advance for voting your shares, and for your interest in the Company.

Sincerely,

Roger L. Fix

President/Chief Executive Officer

11 Keewaydin Drive

Salem, New Hampshire 03079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Standex International Corporation (the “Company”) will be held at the Ananda Professional Building, 25 Pelham Road, Suite 316, Salem, New Hampshire 03079, on Tuesday, December 10, 2013, at 4:00 p.m., local time for the following purposes:

1.

To elect three directors to hold office for three-year terms ending on the date of the Annual Meeting of Stockholders in 2016;

2.

To conduct an advisory vote on the total compensation paid to the executives of the Company;

3.

To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2014; and

4.

To transact such other business as may properly come before the meeting or any adjournments thereof.

This year the Company provided each stockholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review the Notice of Annual Meeting/Proxy Statement and 2013 Annual Report on Form 10-K on the Internet, at www.cfpproxy.com/6520.  We believe that encouraging electronic reviewing of the proxy statement creates value for shareholders by reducing costs to the Company, eliminating wasteful surplus printed materials, and expediting the tabulation of shareholders’ votes.  The Notice also provides shareholders with information about how to obtain a paper or email copy of the proxy statement, if they prefer.

Once the proxy materials have been reviewed, we ask shareholders to vote their shares in one of the following ways:

(a)

Call 1-866-648-7868, and use your Stockholder Control Number to vote.  This number appears in the lower right corner of the Notice that you received;

(b)

Visit the Internet web site at: https://www.rtcoproxy.com/sxi, or follow your broker’s instructions relative to Internet voting;

(c)

Request a paper or emailed proxy statement by calling 1-800-951-2405 or emailing fulfillment@rtco.com and inserting the Stockholder Control Number in the subject line.  Then, after review of the materials, vote via telephone or the Internet or mark, date, sign and mail your proxy card in the prepaid envelope provided; or

(d)

Attend the Annual Meeting and vote in person.  A ballot will be provided to you if you hold Company shares in your own name.  If you hold your shares through a bank or broker (i.e., in “street name”), you must obtain a proxy from your bank or broker to vote the shares at the Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

Deborah A. Rosen, Secretary

October 21, 2013

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on December 10, 2013.  The 2013 Notice of Annual Meeting/Proxy Statement and the 2013 Annual Report on Form 10-K are available for review at www.standex.com/InvestorRelations/AnnualMaterials.

The Notice of Internet Availability and Proxy Statement are first being made available to shareholders on or about October 21, 2013.

STANDEX INTERNATIONAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 10, 2013

This Proxy Statement is being furnished on or about October 16, 2013, in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation (the "Company”), for use at the Annual Meeting of Stockholders to be held on Tuesday, December 10, 2013.  The Board of Directors is recommending that you vote for the election as Directors of each of the individuals nominated by the Board of Directors, for the total compensation paid to the executives of the company, and for the ratification of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ended June 30, 2014.

The Board of Directors has fixed October 15, 2013 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.  At the record date, there were outstanding and entitled to vote 12,827,902 shares of the Common Stock of the Company.  You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Company benefit plans, and shares held for you as a beneficial owner through a broker, bank or other nominee.  Each share is entitled to one vote.

A quorum must be present to transact business at the Annual Meeting.  A quorum is the majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting and represented in person or by proxy.  The election of Directors (Proposal 1) will require the affirmative vote of a plurality of the shares of Common Stock voting, in person or by proxy, at the Annual Meeting.  The proposal regarding approval of the total compensation paid to our executives (Proposal 2) and the proposal seeking ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors (Proposal 3) will require the affirmative vote of a majority of the shares of Common Stock voting on the proposal, in person or by proxy, at the Annual Meeting.  Stockholders may vote in favor of all nominees for Director, or may withhold their votes as to all nominees or as to specific nominees.  With respect to the other proposals, stockholders should specify their choice on the form of proxy.

Abstentions and broker non-votes (i.e. when a broker or bank holding shares in “street name” is present at the meeting in person or by proxy, yet has no authority to vote on a particular proposal because the beneficial owner has not instructed the broker or bank how to vote, and the broker or bank has no discretionary voting power on its own) will be counted for quorum purposes, but will not be counted as votes in favor of any proposal.  Accordingly, abstentions and broker non-votes will have no effect on the voting of any matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

Under New York Stock Exchange (“NYSE”) rules, brokers and banks may vote in favor only of Proposal 3 for shares they hold in street name on behalf of beneficial owners who have not issued specific voting instructions, since Proposal 3 is considered a routine matter.  Proposal 1, regarding the election of Directors, and Proposal 2, regarding executive compensation matters, are considered “non-routine” matters, and therefore street name shareholders must specify a vote in order for it to be counted.  In the past, if you held your shares in street name (that is, through a bank or broker), and you did not indicate how you wanted your vote cast, your bank or broker would exercise its discretion in voting your shares.  However, if you are a street name shareholder, you must now specify a choice on Proposals 1 and 2 in order for your vote to be counted.  Thus, if (i) you hold your shares in street name, and (ii) you do not instruct your bank or broker how you want to vote on Proposals 1 and 2, your vote will not be cast on those proposals.

Your bank or broker will send you voting instructions if you hold your shares in street name.

You may revoke any proxy at any time prior to the Annual Meeting by delivery of written notice to the Secretary of the Company or by executing a subsequent proxy.

This year, each shareholder received a Notice of Internet Availability providing instructions about how to view and vote proxy materials electronically.  We believe that electronic delivery of proxy documents, rather than delivery of a paper copy to every shareholder, maximizes value for all shareholders and eliminates waste.  We strive to be vigilant stewards of Company resources, and we believe that electronic delivery of the proxy to the majority of shareholders helps the Company attain this goal.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors and officers, without additional remuneration, may solicit proxies in person and by telecommunications.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

To assure the presence in person or by proxy of the necessary quorum for holding the meeting, the Company has engaged the firm of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in soliciting proxies by mail, telephone, facsimile and personal interview, for a fee estimated at approximately $6,000 plus disbursements.  The Company pays this expense.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees Recommended by the Board of Directors

In Proposal 1, Election of Directors, we are asking shareholders to consider and vote on the election of the three nominees listed below for three-year terms.  Shareholders are asked to elect as Directors William R. Fenoglio, Thomas J. Hansen and H. Nicholas Muller, III, each for a three-year term expiring in 2016, unless authority to vote for the election of directors is withheld by marking the proxy to that effect.  No proxy can be voted for a greater number of persons than the three nominees named below.

In the event that any nominee for election becomes unavailable, the person acting under the proxy may vote for the election of a substitute.  We have no reason to believe that any nominee will become unavailable.

Messrs. Fenoglio, Hansen and Muller are “independent,” as defined by the NYSE.

Information about each Director, including the three Board-recommended nominees, as of July 31, 2013, follows.

The Board of Directors recommends a vote “FOR” each nominee.

Nominees for Directors For Terms Expiring in 2016

William R. Fenoglio

Age 74

Mr. Fenoglio has been a Director since 1997.   He has extensive executive experience in global manufacturing and financial analysis.  From 1994 to 1996, Mr. Fenoglio served as President and CEO and member of the Board of Directors of Augat, Inc., an international supplier and manufacturer of interconnection technology and electromechanical components and subsystems to automotive, communications, computer and industrial markets.  From 1996 through 2008, Mr. Fenoglio was a director of IDG, Inc., a supplier of maintenance, repair, operating and production products and procurement solutions to manufacturers and other industrial users.  In 2008, IDG was merged into Eiger Holdco, LLC, an affiliate of Luther King Capital Management, a SEC-registered investment advisory firm with approximately $6.7 billion in assets under management.

Prior to serving as President and CEO of Augat, Inc., Mr. Fenoglio served from 1991 to 1994 as President and CEO and was a member of the Board of Directors of Barnes Group, Inc., a diversified global manufacturer and logistical services company with more than 60 global manufacturing and distribution locations providing precision components and correlating logistics support to worldwide industry.  Prior to that, Mr. Fenoglio had a successful twenty-three year career at General Electric.  He is an engineer by training.

The Company believes that Mr. Fenoglio’s extensive experience with businesses similar to those of the Company qualify him to serve on the Company’s Board.  Mr. Fenoglio has broad and varied expertise as an engineer and as a senior executive who has worked closely with chief financial officers for many years.  Further, Mr. Fenoglio chairs the Audit Committee, where he demonstrates acumen in finance, treasury and audit matters.  Finally, his length of service on the Board offers a valuable perspective and a strong commitment to the Company.

Thomas J. Hansen

Age 64

Mr. Hansen has been a Director since March, 2013.  Mr. Hansen joined the Company Board after his retirement from Illinois Tool Works (“ITW”), where his career spanned thirty-two years, during which he served in increasingly responsible strategic management roles with global reach.  At the time of his retirement in March, 2012, Mr. Hansen was serving as the Vice Chairman of ITW where he was responsible for the company’s worldwide automotive components and fasteners business, its construction products and fluids and polymers businesses, and its industrial metal and plastics businesses.

Mr. Hansen joined ITW in 1980 as sales and marketing manager, and was named general manager of the shakeproof industrial products business in 1983.  He was promoted to Vice President and general manager of ITW’s North American industrial metal fastener and buckle divisions in 1986.  He was named President of ITW’s North American industrial and automotive fastener businesses in 1990, and was appointed president of its worldwide metal fastener and components business in 1993.  At the time of his election as Vice Chairman in 2006, Mr. Hansen was serving as Executive Vice President with responsibility for ITW’s worldwide metal and plastic fastener and components businesses, fluids and polymers and construction businesses, and its industrial metals and plastics segment.

Mr. Hansen currently serves as a member of the board of directors of Terex Corporation, a heavy equipment manufacturer, where he chairs the Audit Committee.  Mr. Hansen also is a Board member of Mueller Water Products, Inc., a manufacturer of products used in the transmission and distribution of drinking water.  Mueller stock trades on the NYSE, and Mr. Hansen serves on both the Audit Committee and the Nominating and Corporate Governance Committees of Mueller.

The Company believes that the automotive and industrial manufacturing insight that Mr. Hansen has gained during his long and distinguished career at ITW will be of immense value as the Company continues to execute its focused diversity strategy.  Mr. Hansen’s broad end-market knowledge and acquisition experience are also anticipated to be helpful to the Board.  Mr. Hansen was appointed to serve as a member of the Company’s Audit Committee, where his financial analysis and background will be well utilized.  Mr. Hansen has been involved in the oversight and preparation of financial statements for over thirty years.

H. Nicholas Muller, III, Ph.D.

Age 74

Dr. Muller has been a Director since 1984.  He brings to the Board senior executive expertise in organizational development and human capital management.  He served from 1996 to 2002 as President and CEO of The Frank Lloyd Wright Foundation, a multi-faceted institution committed to education, scholarship, and research relating to architecture and design.

Prior thereto, he served from 1985 to 1996 as Director of the Wisconsin Historical Society, a state agency managing over two hundred buildings, over a dozen archives including a four million item library, and many other operations in tourism and economic development.

Dr. Muller has served on the boards of trustees of nearly forty non-profit organizations, and currently remains engaged in non-profit enterprises, serving as Treasurer of the Vermont Historical Society; Secretary/Treasurer of the Essex Community Fund in New York, Director of the Hillsboro Development Corporation in New York and Vice Chair of Fort Ticonderoga.

Dr. Muller brings to the Company his leadership and organizational skills, which assist the Board in understanding governance and human capital management issues, and in leading the Board’s governance and nominating responsibilities.  His presence on the Board over the past quarter century provides excellent historic reference and perspective, insight on Company dynamics, and knowledge of senior management, all of which are of significant value to the Board and the Company.

Directors To Continue in Office For Terms Expiring in 2015

Charles H. Cannon, Jr.

Age 61

Mr. Cannon has been a Director since 2004.  He currently serves as Executive Chairman/CEO/President of John Bean Technologies Corporation (“JBT”), an NYSE-traded global technology solutions provided to the food processing and air transportation industries.  JBT has sales, service, manufacturing and sourcing locations in over 25 countries, and had revenues of approximately $917 million in its most recently completed fiscal year.  Mr. Cannon became Chairman/CEO in 2008 when JBT was spun off from its former parent company, FMC Technologies, Inc., where he had served as Vice President from 2001 to 2004 and Senior Vice President from 2004 until the JBT spinoff.

On August 26, 2013, Mr. Cannon announced his intention to retire as CEO/President on September 9, 2013; he will remain Executive Chairman of JBT.

The Company believes that Mr. Cannon is qualified to serve on the Board, based upon his lengthy senior executive experience at an international manufacturer which operates in some of the same industries as does the Company.  Mr. Cannon, with over two decades of experience as a general manager and senior executive, exhibits demonstrated leadership success.  He is responsible, as CEO of a publicly traded company, for multiple aspects of corporate organization, governance, finance and operations.  His position as Chairman of the JBT Board provides a unique perspective to the Company, particularly as it relates to Mr. Cannon’s role as chair of the Company’s Compensation Committee.  His technical and business education and his international insight are of unique benefit to the Company’s Board.

Gerald H. Fickenscher

Age 70

Mr. Fickenscher has been a Director since 2004.  He brings to the Company decades of financial management and general management experience at various global operations.  Most recently, at Crompton Corporation, a specialty chemicals manufacturer, he served as Vice President-Europe, Middle East and Africa from 1994 to 2003.  In this capacity, he led 1,900 employees and was responsible for $700 million in sales.  Prior thereto, he was Chief Financial Officer of Uniroyal Chemical, a worldwide industrial chemical company with a complex operational structure, from 1986 to 1993.  At Uniroyal, he was intimately involved in the issuance of over $800 million in bank and publicly traded debt.  He regularly communicated with the Audit Committee of Uniroyal’s Board and with external auditors.  He also played a key role in a successful $1 billion management-led buyout, which concluded in an IPO with excellent returns to shareholders.

Since retiring in 2003, Mr. Fickenscher has remained active in the field of finance.  He served as director of the British-American Chamber of Commerce from 1997 to 2001; was a Director of CEFIC (the European Federation of Chemical Industries) from 2001 to 2003; has been a member of Financial Executives International since 1985; and has been a member of NACD (the National Association of Corporate Directors) since 2004.

Mr. Fickenscher is qualified to serve on the Board of the Company due to his years of financial experience, analysis and acumen.  He has senior executive management experience with multinational, industrial organizations.  For many years, he interacted with audit committees and external auditors, experience which is beneficial to his current service on the Company’s Audit Committee.  His continuing education and training through various industry and governance organizations provides insight to the Board regarding peer practices.  The Company believes that Mr. Fickenscher is a valuable asset to the financial and organizational needs of the Board.

Edward J. Trainor

Age 73

Mr. Trainor has been a Director since 1994.  He currently serves as the Chairman of the Board of the Company.  He was elected to this position in 2001.  After joining the Company in 1984, Mr. Trainor held a number of executive offices, including Chief Executive Officer (1995-2003); President (1994-2001); Chief Operating Officer (1994-2001); and Vice President, and then President, of the segment formerly known as the Institutional Products Group (1987-1994).  During his eighteen years with the Company, Mr. Trainor developed a depth of knowledge regarding the Company’s operations, which he now is able to apply in connection with his responsibilities as Chairman of the Board.  In addition, Mr. Trainor serves on the Executive Committee and serves as lead independent director, calling and chairing meetings of the independent directors.

Since 2002, Mr. Trainor has served on the Board of Mestek, Inc. a family of over 30 specialty manufacturers providing HVAC products, coil handling equipment, aluminum products and other industrial components.  In addition, Mr. Trainor is a Director of Omega-Flex, Inc. which trades on the NASDAQ exchange.  Mr. Trainor has served as the Chairman of the Omega-Flex Board since 2006, and is Chair of its Audit Committee.

Consistent with the Company’s executive management succession plans announced in August, 2013, Mr. Trainor plans to step down as Chairman of the Board when the new chief executive officer is appointed.  This action is expected in early calendar year 2014.

The Company believes that Mr. Trainor is qualified to serve on the Board due to his significant history of executive management success with the Company, his knowledge of Company operations and legacy issues, and his perspective gained through service as a board member to other manufacturing entities.  His training and experience as an engineer also enable him to meaningfully advise the Company regarding material capital expenditures and potential acquisitions.

Directors To Continue In Office For Terms Expiring in 2014

Thomas E. Chorman

Age 59

Mr. Chorman has been a Director since 2004.  He brings significant financial management experience to the Board.  He is not only a financial executive, but also an entrepreneur and private investor who has successfully launched and led various enterprises.  He currently serves as Chief Executive Officer of Solar LED Innovations, LLC, a designer, manufacturer and marketer of solar rechargeable lighting products, with headquarters in Pennsylvania.  Mr. Chorman established the company in 2008.  Prior thereto, from June, 2006 through 2007, Mr. Chorman co-founded and served as Chief Executive Officer of Foam Partners, LLC (a fabricator of polyurethane foam products).  From June, 2007 through 2008, Mr. Chorman served as a partner and President of Boomer Capital (a leadership consulting and career placement service).  Mr. Chorman is no longer affiliated with Foam Partners, and presently has a minority ownership interest in Boomer Capital.  From 2001 through 2006, Mr. Chorman was employed by Foamex International, a manufacturer of comfort cushioning for the furnishing and automotive markets, with sales of approximately $1.4 billion.  From 2002 to 2006, he served as President/CEO and a Director.  From 2001 to 2002, when he was promoted to the CEO position, he served as the Chief Financial Officer.  During Mr. Chorman’s tenure at Foamex, record high raw material costs and the maturity of legacy debt forced a voluntary Chapter 11 filing in 2005 for U. S. operations in order to facilitate the implementation of restructuring activities.  In 2007, Foamex emerged from bankruptcy, paying 100 cents on the dollar to all creditors.

From June 2009 through April 2012, Mr. Chorman served on the Board of Directors of Symmetry Medical, a provider of implants, instruments and cases to orthopedic device manufacturers trading on the NYSE.  Mr. Chorman was chairman of the Finance and Systems Committee and also served on the Audit Committee of Symmetry.

Mr. Chorman’s quarter century of senior financial management experience, along with the entrepreneurial business opportunities he has pursued in recent years, is of significant benefit to the Company.  Mr. Chorman remains closely involved in the day to day financial reporting requirements for established international public companies as well as smaller start-ups.  This perspective is helpful to the Board when analyzing acquisition opportunities.  Mr. Chorman’s skills and abilities qualify him to serve on the Board of the Company.

Roger L. Fix

Age 60

Mr. Fix currently serves as President/CEO of the Company.  He has been CEO since 2003, and has served as President since 2001.  Further, Mr. Fix has been a Director since 2001 and a member of the Board’s Executive Committee since 2003.  From 2001 to 2002, Mr. Fix also served as the Company’s Chief Operating Officer.  On August 8, 2013, Mr. Fix announced his intention to retire upon the appointment of a new chief executive, which is expected to take place in early calendar year 2014.  It is anticipated that the board will elect Mr. Fix to serve as Chair of the Board after the new CEO is appointed.

Additionally, Mr. Fix has been a director of Flowserve Corporation since 2006, serving on the Organization and Compensation Committee and the Finance Committee of Flowserve’s Board of Directors.  Flowserve, which trades on the NYSE, is a global manufacturer and supplier of fluid motion and control products and services.  The company operates in 56 countries and has sales of approximately $4.7 billion.

Prior to joining the Company, Mr. Fix was employed by Outboard Marine Corporation (OMC), serving as President, Chief Operating Officer, and Director in 2000, and additionally serving as CEO in 2001.  OMC manufactured and marketed boats and marine engines with internationally-recognized brand names.  Prior to his employment at OMC, Mr. Fix was employed for almost twenty-five years in the pump and valve manufacturing industry.

The Company believes that Mr. Fix is well qualified to serve as a Director due to his executive management experience and leadership of the Company throughout his tenure, but most notably during recent difficult global economic challenges.  His detailed knowledge of all Company operations and his many years of experience in manufacturing management provide valuable insight and a perspective not otherwise available to the Board.  Further, his service on the Board of Flowserve allows him to communicate an additional perspective regarding global economic trends and their impact on Company operations.

Daniel B. Hogan, J.D., Ph.D.

Age 70

Dr. Hogan has been a Director since 1983.  He brings significant management, consulting and governance experience to the Board.

Dr. Hogan currently serves as Executive Director of Passim, a non-profit arts organization located in Cambridge, Massachusetts.  He has served in this capacity since 2008 and prior thereto was Interim Director in 2007.  Passim has seen a dramatic improvement in its vibrancy and financial health under Dr. Hogan’s leadership, and many innovations he has championed are helping this arts group assure its primacy in the folk music industry.  Prior thereto, Dr. Hogan was Executive Director of Fathers and Families, a Boston non-profit organization advocating shared parenting after divorce.

Dr. Hogan has three decades of management consulting experience, including positions as Vice President of McBer & Company (a division of the Hay Group) and the Apollo Group, which he founded and served as President.  Apollo Group provided consulting services to major international financial and manufacturing entities.  In these roles, he specialized in leadership development, team building, executive assessment and competency modeling.  Dr. Hogan has served on many non-profit boards over the last 30 years, often chairing or heading up the governance committee.  He is currently on the Executive Board of the Harvard Square Business Association in Cambridge, MA.

Dr. Hogan’s service to the Board over the past quarter century provides valuable insight and institutional knowledge, which is unique to Dr. Hogan and makes him well qualified to serve as a member of the Board.

Determination of Independence

The Board of Directors operates pursuant to Corporate Governance Guidelines, which are available under the heading “Corporate Governance” on the Company’s website at www.standex.com.  Under these Guidelines, the Board requires that at least a majority of directors be “independent” as defined by the NYSE listing standards.  Pursuant to the NYSE standards, the Board annually undertakes an analysis of “independence” as the criteria apply to each Director and nominee for Director.

The NYSE rules require that, in order to be considered independent, each Director or nominee have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), nor may any Director or nominee have any prohibited relationships, such as certain employment relationships with the Company, its independent auditor or another organization in business with the Company.

At its meeting on July 31, 2013, the Board affirmatively determined that the following Directors are independent:  Messrs. Cannon, Chorman, Fenoglio, Fickenscher, Hansen, Hogan, Muller and Trainor.

In assessing Dr. Hogan’s independence, the Board considered that Dr. Hogan is the son of Daniel E. Hogan, who was a co-founder of the Company and served in various capacities with the Company (including terms as President and CEO) through 1985.  Daniel E. Hogan served as a consultant to the Company from 1985 until his death in 1991.  The Board determined that this familial relationship between Director Daniel B. Hogan, who has never been employed by the Company, and Company co-founder Daniel E. Hogan did not create a relationship which in any way compromised the exercise of Dr. Hogan’s disinterested and independent judgment as a director.  Thus, the Board concluded that Dr. Hogan is independent within the meaning of the NYSE rules.

The remaining Board member, Mr. Fix, was determined by the Board not to be independent due to his status as a currently employed executive of the Company.

The Board will continue to monitor all of its members’ activities on an ongoing basis to insure the independence of a majority of the Company’s directors.

Certain Relationships and Related Transactions

We monitor transactions between the Company and its Directors, executive officers, beneficial owners of more than 5% of our common stock, and their respective immediate family members, where the amount involved exceeds or is expected to exceed $120,000 during the fiscal year.  Annual questionnaires inquiring about any potential transactions are completed and submitted to the Chief Legal Officer of the Company.  There were no transactions during the past fiscal year with any related person, promoter or control person that are required to be disclosed or reported under the applicable rules of the NYSE and the Securities and Exchange Commission (“SEC”).

In addition, our Code of Conduct requires all officers, directors and employees to avoid engaging in any activity that might create a conflict of interest.  All individuals are required to report any proposed transaction that might reasonably be perceived as conflicting with the Company’s interest to their supervisor and/or the Chief Legal Officer.

STOCK OWNERSHIP IN THE COMPANY

Stock Ownership by Directors, Nominees for Director and Executive Officers

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of July 31, 2013 of each director, each nominee for re-election, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

Beneficial Ownership (1)
Name	No. of Shares	Percent of Outstanding Common Stock

John Abbott	58,094 (2)(3)	**
Charles F. Cannon	33,033 (3)	**
Thomas E. Chorman	14,760 (3)	**
Thomas D. DeByle	38,319 (3)	**
William R. Fenoglio	22,997 (3)	**
Gerald H. Fickenscher	12,265	**
Roger L. Fix	70,773 (3)	**
Thomas J. Hansen	309
Daniel B. Hogan, Ph.D.	18,054 (3)	**
Michael A. Pattison	4,132 (3)	**
H. Nicholas Muller, III, Ph.D.	12,694 (3)	**
Deborah A. Rosen	45,700 (3)	**
Edward J. Trainor	8,175 (3)	**

All Directors and Executive Officers As a Group (13 Persons)	339,305	2.6

____________________________

**

Less than 1% of outstanding Common Stock.

(1)

As used herein, “beneficial ownership” means the sole or shared power to vote, and/or the sole or shared investment power with respect to shares of Common Stock.  The individuals included in this table have sole voting and investment power with respect to the shares shown as beneficially owned by them, except for 200 shares held by Ms. Rosen’s children.

(2)

The number includes 11,613 shares held in a revocable trust, of which Mr. Abbott and his spouse are both trustees, held for the benefit of Mr. Abbott’s spouse and their children.

(3)

The numbers listed include estimates of the shares held in the Employees’ Stock Ownership Plan (“ESOP”) portion of the Standex Retirement Savings Plan at June 30, 2013, which are vested to the accounts of Messrs. Fix, DeByle, Abbott, Trainor and Ms. Rosen.  These individuals have voting power over the shares allocated to them in this Plan.  The number of ESOP shares included above may differ slightly from the ESOP shares reported on Form 4s and filed with the Securities and Exchange Commission, due to the Company’s adoption in April 2002 of unitized accounting for the ESOP, under which each participant is allocated a number of units (comprised of Company shares plus between 0% and 3% of their ESOP investment in cash), rather than a defined number of Company ESOP shares.

The numbers also include the following shares which will be converted from restricted stock units, and also, in the case of Messrs. Fix, DeByle and Abbott, and Ms. Rosen, performance share units, into shares of common stock within 60 days of July 31, 2013:  Messrs. Cannon, Fenoglio and Trainor (2,278); Mr. Hogan (1,139); Mr. Muller (341); Mr. Fix (51,922); Mr. DeByle (16,399); Ms. Rosen (9,669); Mr. Abbott (16,084); and Mr. Pattison (1,200).

________________________________

Stock Ownership of Certain Beneficial Owners

The table below sets forth each stockholder who, based on public filings, is known to be the beneficial owner of more than 5% of the Common Stock of the Company as of July 31, 2013.  All information is presented as of December 31, 2012 and is based upon stock ownership reports filed with the SEC on Schedule 13G.  Each holder listed below has sole voting power and sole dispositive power of the shares indicated on the table, unless otherwise noted in the footnote.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Outstanding Common Stock	Percent of No. of Shares
Royce & Associates, L.L.C. 745 Fifth Avenue New York, NY 10151	1,032,170 (2)	8.11%
Black Rock, Inc. 40 East 52nd Street New York, NY 10022	973,733 (3)	7.65%
The Vanguard Group P. O. Box 2600 V26 Valley Forge, PA 19482-2600	844,037 (5)	6.63%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	807,331 (4)	6.34%

____________________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)

This information is based on a Schedule SC13G/A filed on January 18, 2013.  The filing indicates sole voting power for 1,032,170 shares; sole dispositive power for 1,032,170 shares; and zero shares with either shared voting power or shared dispositive power.

(3)

This information is based on a Schedule SC13G/A filed on February 8, 2013.  The filing indicates sole voting power for 973,733 shares; sole dispositive power for 973,733 shares; and zero shares with either shared voting or shared dispositive power.

(4)

This information is based on a Schedule SC13G/A filed on February 11, 2013.  The filing indicates sole voting power for 21,395 shares; sole dispositive power for 823,342 shares; and shared voting power for zero shares and shared dispositive power for 20,695 shares.

(5)

This information is based on a Schedule SC13G/A, filed on February 11, 2013.  The filing indicates sole voting power for 796,906 shares; sole dispositive power for 807,331 shares; and zero shares with either shared voting or shared dispositive power.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes in detail our executive compensation program.  It covers the objectives of the program, its administration by the Compensation Committee of the Board of Directors (the “Committee”), the specific elements of compensation payable to our “named executives,” and how the amount of compensation payable to each named executive with respect to each element is determined.  This Compensation Discussion and Analysis should be read in conjunction with the actual compensation tables and accompanying narrative disclosures found on pages 29 through 43 of this proxy statement.  The five “named executives,” as determined in accordance with SEC rules, for fiscal 2013 are:

Roger L. Fix

President and Chief Executive Officer

Thomas D. DeByle

Vice President, Chief Financial Officer and Treasurer

Deborah A. Rosen

Vice President, Secretary, and Chief Legal Officer

John Abbott

Group Vice President, Food Service Equipment Group

Michael A. Pattison

Vice President of Human Resources

Objectives of Executive Compensation Program

Our compensation program for the named executives and other senior-level corporate and business unit executives seeks to provide (1) a total compensation package sufficient to attract and retain executives of a caliber necessary to manage a dynamic company with a diverse set of businesses that serve different markets and are subject to differing challenges, and (2) a strong incentive to those executives to meet specific corporate and business unit financial and strategic performance goals that are determined by the Committee as likely to create and sustain shareholder value.

The program design aligns the interests of our executives with those of our shareholders by linking a substantial portion of each executive’s target compensation to the performance of the Company (or in the case of business unit executives, the business units which they head).  Linkage between an executive’s compensation and shareholder interests is further strengthened by the fact that a significant portion of the executive’s performance-based compensation is paid in the form of Company stock.  The percentage of an executive’s compensation based on the performance of the Company and the portion paid in stock increases as the executive’s responsibility and direct ability to affect the performance of the Company increases.  For fiscal year 2013, the percentage of each named executive’s total target compensation (consisting of base salary, annual incentive bonus and long-term incentive compensation) based upon the meeting of pre-established performance criteria, and the percentage of such compensation paid in Company stock is as follows:

Executive	% of Target Compensation Dependent on Pre-established Performance Criteria	% of Target Compensation To Be Paid In Stock
R. L. Fix	54%	46%
T. D. DeByle	43%	36%
D. A. Rosen	40%	32%
J. Abbott	44%	40%
M. A. Pattison	33%	20%

Overview of Executive Compensation Program

Our executive compensation program consists of several discrete components, each designed to serve a specific purpose and which together accomplish the overall objectives of the program.  Those components are summarized in the chart below.  A more detailed description of each component and its purpose is contained elsewhere in this Compensation Discussion and Analysis.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM
ANNUAL		LONG TERM		OTHER BENEFITS
Base Salary	Annual Incentive Bonus	Restricted Stock	Performance Share Units

Fixed cash compensation, payable at regular intervals	Variable cash compensation, based upon meeting pre-established financial and strategic objectives	Vests three years after grant	Convertible into a variable number of shares of stock depending upon success in meeting pre-established financial performance targets over a one-year performance period	Pension and supplemental pension plans (frozen as of 12/31/07)
	70% of target bonus attributable to financial performance targets	Must remain employed at the end of three-year period to receive stock	Shares are payable in three equal annual installments after end of performance period	401(k) and non-qualified savings plans, with Company contributions
	30% of target bonus attributable to individual strategic objectives		Must be employed at the time an installment is to be paid	Executive employment agreements, including provisions for severance upon termination, both before and after a change in control
	At least 20% of bonus must be used to purchase restricted stock units, convertible into an equivalent number of shares of common stock three years after purchase, with the remainder paid in cash			Limited perquisites

At the Annual Meeting of Shareholders held on October 31, 2012, shareholders cast an advisory vote with respect to the compensation of the Company’s named executive officers for fiscal year 2012, as disclosed in the proxy statement for that Annual Meeting.  A substantial majority (92.5%) of the votes cast on the advisory proposal were voted in its favor.  The Committee strongly believes that the program in place is a sound one, and appropriately aligns the compensation of our executives with the interests of all shareholders.  As a result, the

Committee did not change the structure of the executive compensation program in fiscal 2013, nor did it make any changes in its philosophy regarding how best to compensate the Company’s executives.

Administration of Executive Compensation Program

The Committee is responsible for all aspects of our executive compensation program.  The Committee is comprised of three “independent” members of the Board of Directors of the Company, as the term “independent” is defined under the applicable rules of the NYSE.  All three of the current members of the Committee, Messrs. Cannon, Hogan and Muller, have at least eight years of service as Committee members, giving the Committee a level of experience and expertise that greatly enhances its ability to design and administer a compensation program that is effective and responsive to the particular requirements of the Company.  The Committee’s Charter, which can be accessed at www.standex.com, and is attached as an exhibit to this proxy statement, describes the scope of its responsibilities.

The Committee makes all decisions concerning the compensation of the named executives, including the establishment of base salary levels, the percentage of base salary which serves as an executive’s “target,” annual and long-term incentive compensation, the corporate, business unit and individual performance criteria used each year to determine the amount of an executive’s annual and long-term incentive compensation, and the portions of an executive’s compensation which shall be paid in cash and Company stock.  The process used by the Committee to establish both the target levels of annual and long-term incentive compensation and the performance criteria are described in greater detail in the sections of this Compensation Discussion and Analysis headed “Annual Incentive Bonus” and “Long-Term Incentive Program.”  The Committee is also responsible for monitoring the ongoing competitiveness of the program, and for making any changes that may be necessary to insure that the program continues to meet its objectives.  The Committee has full authority to retain compensation consultants and other experts to assist it in performing its duties.

Use of Independent Compensation Consultants

In exercising its responsibility for insuring that our executive compensation program is effective in meeting its objectives, the Committee is assisted by Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation and benefits consulting firm.  The services provided by Pearl Meyer consist of advising on the competitiveness of our program, both overall and with respect to each named executive, determining its effectiveness in meeting the goals established for it, and providing general information regarding trends in executive compensation.  Similar assistance is provided by Pearl Meyer with respect to the compensation of directors.  Pearl Meyer has not provided any other services to either the Committee or the Company.

At its meetings in July and August, 2013, the Committee evaluated whether any conflicts of interest existed between Pearl Meyer and the Company and its executive officers and directors.  In conducting its evaluation, the Committee considered, among other things, (1) whether Pearl Meyer has provided any services to the Company other than executive compensation consulting; (2) the fees paid to Pearl Meyer by the Company as a percentage of Pearl Meyer’s total revenues; (3) the policies and procedures of Pearl Meyer with respect to conflicts of interest between it and its clients; (4) any business or personal relationships between Pearl Meyer and any member of the Committee; (5) whether Pearl Meyer owns any of the common stock of the Company; and (6) any business or personal relationship between Pearl Meyer and any of the executive officers of the Company.  In considering the foregoing, the Committee evaluated potential conflicts involving both Pearl Meyer as an entity, and those employees of Pearl Meyer who provide services to the Company on behalf of Pearl Meyer.  The Committee also considered information provided to the Company by Pearl Meyer with respect to the foregoing matters.  After conducting its evaluation, the Committee determined that no conflicts of interest existed between Pearl Meyer, including any of its employees, and the Company, including its directors and executive officers.

At the end of fiscal 2013, the Committee asked Pearl Meyer to evaluate each of our executive positions, including those of the named executives, and determine whether the compensation provided to each, both in total and with respect to each element of compensation, was competitive with that provided by comparable manufacturing companies with which the Company competes in attracting and retaining executive talent.  To accomplish this, Pearl Meyer used the All Manufacturing, Durable Goods Manufacturing and Cross-Industry categories of the 2012 Mercer Benchmark Database-Executive, (Durable Goods Manufacturing was used as the primary data reference for the analysis), and the 2012 Tower Watson Survey Report on Top Management, both regressed for the size of the Company relative to size of the companies that make up the relevant database, and regressed for each business unit executive position to reflect appropriate revenue responsibilities (the “Survey Data”).

In addition to its use of the information provided by Pearl Meyer, the Committee bases its compensation decisions on an executive’s experience, future potential, specific individual accomplishments, internal equity, and such factors as the breadth of an executive’s responsibility, including whether he or she has strategic rather than merely operational or functional responsibilities, the complexity of the function or business unit headed by an executive, whether the executive has global responsibilities, and other factors deemed relevant by the Committee.  The Committee may establish the base salary and incentive targets of an individual new in his or her position at a lower level and increase it over time by amounts greater than the increases granted to other executives, as the executive achieves expectations and gains experience in the position.

The Committee also seeks the views of Messrs. Fix and Pattison with respect to the effectiveness of the executive compensation program, especially with regard to its motivational effects on our executives.  Mr. Fix also provides input to the Committee on the performance of each of the named executives and certain other executives reporting either to him or to one of the other named executives.

Evaluation of Chief Executive Officer

The Committee is also charged with evaluating the performance of Mr. Fix as Chief Executive Officer, and setting his compensation level.  In fulfilling this role, the Committee conducts a detailed review of his performance at one of its two meetings held shortly after the end of the fiscal year, and discusses its conclusions with the independent members of the Board of Directors at the Board’s October meeting.  As a key part of its analysis, the Committee asks Mr. Fix to summarize his key achievements against a written set of objectives approved by the Committee, and meets directly with Mr. Fix to discuss that summary.

Components of Executive Compensation Program

What follows is a more detailed description of each of the components of the executive compensation program, and the compensation paid with respect to each component.

Base Salary

We provide a competitive base salary to each named executive.  The percentage of an executive’s total compensation which consists of base salary is lower as an executive’s responsibility and ability to affect the overall performance of the Company increases.  In that regard, the percentage of Mr. Fix’s total compensation which is represented by base salary is lower than for the other named executives.  Base salary represents 32% of Mr. Fix’s target compensation, while for the other named executives, the percentage ranges from a high of 61% for Mr. Pattison to a low of 42% for Mr. Abbott.

The base salaries of the named executives are reviewed periodically against the Survey Data and the factors described above under the section headed “Administration of Executive Compensation Program-Use of Independent Compensation Consultants.”  In years when such data are not specifically reviewed with respect to each executive, base salaries are generally increased in line with the Company’s overall wage increase budget.  That budget is established after a review of the rate of increases throughout the broad range of durable goods manufacturing companies which comprise the Survey Data.  Effective October 1, 2012, the base salary of each named executive officer, other than Mr. Pattison, whose base salary was set when he first became employed by the Company on August 2, 2012, was increased by 2.5%.  This increase was consistent with our overall wage increase budget for fiscal 2013.

The Committee does not use base salary as a principal method of rewarding executives for their individual performance.  The Committee believes that its performance-based incentive compensation program provides executives with the opportunity for substantial rewards for achieving goals that are indicators of successful performance, and relies more on those programs than on base salary adjustments to compensate executives for their individual performance.

Annual Incentive Bonus

Executives may receive annual bonuses based partly upon the financial performance of the Company (or the business unit headed by an executive with primary responsibilities at the divisional rather than the corporate level) during a particular fiscal year and partly upon their success in meeting individual strategic goals established by the Committee at the beginning of the fiscal year.  The amount of an executive’s annual incentive bonus opportunity and the criteria used to determine whether the opportunity is realized are determined through a detailed performance planning process which the Company refers to as its Balanced Performance Plan (“BPP”) process.

BPP Process

The BPP process generally takes place over two meetings of the Committee during the first quarter of the fiscal year, the first being the July meeting, which coincides with the meeting of the Board of Directors at which the Company’s preliminary results for the previous year are reviewed and discussed, and its operating budget for the upcoming year is presented.  The Committee then conducts an additional review of the proposed BPP for the upcoming year at a second meeting generally held in late August or early September, after the financial results for the prior year and the operating budget for the upcoming year are finalized.  This two-step process provides the Committee with an ample opportunity to conduct a deliberative and interactive process that results in the establishment of goals that it is confident correlate to the overall objectives set for the Company by the Board of Directors for the upcoming fiscal year.

At its August/September meeting, the Committee determines the extent to which the financial and strategic goals of the Company for the previous year were met, and establishes the amount of bonus to be paid.  The Committee also formally approves the financial and strategic performance goals for the upcoming year under both the annual and long-term incentive components of the executive compensation program.

Determination of Annual Incentive Bonus

The BPP process begins each year by setting a percentage of the executive’s base salary as a target bonus amount.  In establishing the percentage, the Committee uses the information contained in the Survey Data to assist it in its determinations.  For fiscal 2013, the target bonus amount as a percentage of base salary was unchanged for each named executive officer from fiscal 2012, and was as follows for each of the named executives:

Executive	Percentage of Base Salary
R. L. Fix	85%
T. D. DeByle	55%
D. A. Rosen	50%
J. Abbott	55%
M. A. Pattison	40%

After establishing a target bonus amount for each executive, the Committee determines what percentage of that amount to allocate to the attainment of the financial performance measures, and what percentage to the strategic goals.  The Committee determined that for fiscal 2013, 70% of an executive’s target bonus should be tied to the achievement of the financial performance goals, and 30% to meeting the strategic goals.  This 70%/30% weighting reflects a change from the years prior to fiscal 2012, when a 60%/40% weighting was in effect.  In evaluating our executive compensation program at the beginning of fiscal 2012, Pearl Meyer advised that attributing as much as 40% of an executive’s annual incentive bonus to individual strategic, rather than corporate or divisional financial goals, was inconsistent with a trend among capital goods companies toward linking a greater portion of bonus payouts to the achievement of financial performance targets.  This led to a review by the Committee in July, 2011 of its overall objectives for the annual incentive bonus program, and a determination that the achievement of continuing improvement in the financial performance of the Company was most significant to shareholders, and deserved greater weighting than the achievement of individual strategic goals, many of which would, if accomplished, manifest themselves in improved financial results.  Therefore, the change from a 60%/40% to a 70%/30% financial/strategic weighting was put in place for fiscal 2012, and the Committee determined that it should remain in place for fiscal 2013.  As in other years, if actual financial performance varies from the targeted goals, the executive’s bonus will vary up or down from the target amount.  In no event will the amount of the bonus attributable to meeting the strategic goals exceed the target amount.

The Committee then establishes the specific financial measures and individual strategic goals used to determine whether and to what extent the target bonus is achieved, the amount of any annual incentive bonus, and the weighting to be given to each of the goals selected.  For fiscal 2013, three financial and two to four strategic goals (depending upon the executive) were established, and a portion of the target bonus is attributable to success in meeting each goal.  The financial goals for corporate executives (who include all of the named executives other than Mr. Abbott) were the achievement by the Company of targeted levels of:

•

annual net sales;

•

diluted earnings per share; and

•

operating cash flow, a non-GAAP financial measure which is determined by adding three items from the Company’s audited financial statements – 1) income from operations, 2) depreciation and amortization, and 3) change in net working capital (defined as net receivables plus inventories, less accounts payable), that occurred since the end of fiscal 2012, and subtracting capital expenditures from the total of the foregoing three items

In approving these particular goals, the Committee made a specific determination that they represent financial objectives that correlate to the creation of shareholder value and are appropriate measures against which to judge executive performance.

The strategic goals established by the Committee for fiscal 2013 are different for each of the named executives.  The strategic goals established for Mr. Fix were:

•

the continuation of the transformation strategy which commenced in fiscal 2012, including the successful integration of the major acquisitions made in fiscal 2012 and fiscal 2013; and

•

the improvement of the profit performance of the Food Service Equipment Group

For the three named executives who head corporate staff functions, strategic goals were established by the Committee which were tied to the completion of specific projects in their functional areas that were deemed important to the Company, and initiatives that would improve productivity and significantly lower the cost structures of the departments which they head, resulting in better processes and reduced corporate costs.

In differentiating among the three financial performance goals, the Committee determined that achieving a specified level of earnings per share was the Company’s most important financial objective, and allocated 30% of the total target bonus to that performance goal.  15% of the total target bonus was allocated to achieving a specified sales level, and 25% to achieving a specified level of operating cash flow.  The weighting reflects the Committee’s continuing belief that actual financial performance as demonstrated by earnings per share and, to only a slightly lesser extent, operating cash flow, are the most important of the Company’s performance measures.  When the Committee increased the financial performance goal of each named executive to 70% of the executive’s annual incentive bonus target, it increased the percentage of the total target bonus attributable to earnings per share from 25% to 30%, and increased the percentage attributable to operating cash flow from 20% to 25%.  Sales, which continued to constitute 15% of each executive’s total target bonus, remained as the third measure of the Company’s financial performance, because of a belief that the operating margin improvement that is likely to result from increasing the size and market penetration of the Company’s operating units will correlate to improved financial performance and the creation of shareholder value.  Among the strategic goals for Mr. Fix, the Committee weighted the establishment and execution of a strategic transformation plan at 20%, and the achievement of profit improvements by the Food Service Equipment Group at 10%.  The greater weighting attached to the strategic transformation goal reflects the importance placed by the Committee on determining the correct growth and business mix objectives for the Company, and beginning the implementation of the plan resulting from that determination.  For the other corporate executives, the Committee weighted each strategic goal approximately equally.

The Committee next determines "threshold," "target" and "superior" performance levels for the financial goals for minimum, target and maximum bonus payments.  Target financial performance levels are tied directly to the fiscal year budget reviewed and approved by the Board of Directors.  The budget is generally based on an expectation of significant year over year improvement in operating results, and thus achieving it correlates to an increase in shareholder value.  Threshold and superior performance targets are then determined by the Committee based upon the target amounts.  In establishing the threshold and superior performance levels, the Committee sets the threshold performance level high enough so that achieving it is not guaranteed and sets the superior performance level high enough so that achieving it is difficult and represents an outstanding accomplishment that would be highly likely to significantly enhance shareholder value.  The determination of whether these considerations have been met is made after discussions between the Committee and Mr. Fix, and after the Board of Directors has reviewed in detail the results for the previous year and has discussed and adopted the budget for the upcoming year.  The competitiveness of these broad parameters is reviewed from time to time with Pearl Meyer.  As part of the review of our executive compensation program which was made at the beginning of fiscal 2012, Pearl Meyer, at the request of the Committee, examined the competitiveness of the parameters used to determine threshold, target and superior performance goals.  Pearl Meyer concluded that a 200% cap on the percentage of an executive’s target bonus that could be achieved if the superior performance target was met was the most common cap among capital goods companies with revenues similar to those of the Company.  Based upon this finding, the Committee increased the bonus target for “superior” performance to 200% of the target bonus for the named executives.  The 200% target for “superior” performance remained in place in fiscal 2013.  In setting the maximum at 200% for fiscal 2013, the Committee reinforced its belief that the “superior” performance target for financial performance should be set at a level that is difficult to achieve (the Committee, with input from Pearl Meyer, concluded that the probability should not be more than 10-15%), and set the “superior” financial performance target accordingly.

The Committee has also established guidelines regarding the reservation of the right to adjust the financial targets and/or results for bonus determination purposes during or at the end of a fiscal year, to reflect the impact of special events not factored into the operating plan budget established at the beginning of a fiscal year (on which the bonus targets are based).  Under the guidelines in place, adjustments for purposes of calculating annual incentive bonuses can be made to 1) account for the impact of any changes in accounting principles made during the year, 2) account for any financial effects of acquisitions which detract from the overall financial performance of the Company, 3) exclude the financial impact for the entire year of any business which is divested during the year (in such event, the financial targets, including the threshold and superior targets, for the annual incentive program will be adjusted to reflect the absence of the divested business for the entire year), 4) exclude the gains or losses associated with the sale of discrete assets (such as real estate), and 5) exclude gains or charges associated with discontinued operations.

The actual bonus paid to an executive can vary from 0% to 200% of the executive’s target bonus.  In no event can the portion of an executive’s bonus attributable to the meeting of his or her strategic objectives exceed 30% of the target bonus, and the percentage can be less if the Committee determines that the strategic objectives were not fully met.  The portion of bonus tied to the financial performance targets can vary from 0%, if the threshold performance target is not met, to 170% of the target bonus, if the superior performance target is met or exceeded.  The Committee has reserved the right to reduce bonuses from the amounts determined under the formula, if it determines that particular circumstances warrant doing so.

For fiscal 2013, the threshold, target and superior performance goals set out in the corporate BPP were as set forth below.

Goal	Weighting	Threshold	Target	Superior
Achieve $715 million in Sales	15%	$685 M	$715 M	$735 M
Achieve $3.63/share Diluted Earnings from Continuing Operations	30%	$3.05	$3.63	$3.80
Achieve Operating Cash Flow of $56.5 million from Continuing Operations	25%	$51.0 M	$56.5 M	$60.0 M

The BPP process for divisional executives mirrors that for corporate executives, except that the financial and strategic goals established for them are tied directly to the objectives of the divisions which they head.  For fiscal 2013, the three financial goals set for the Food Service Equipment Group, which applies to the bonus for Mr. Abbott, were:

•

the achievement of specified threshold, target and superior performance levels of annual sales ($390, $408 and $425 million, respectively);

•

earnings before interest and taxes, or EBIT ($42.5, $47.5 and $53 million, respectively); and

•

operating cash flow ($37, $41 and $46 million, respectively).

The strategic goals for the Group were the achievement of a specified improvement in the profitability of the Cooking Solutions business, and reaching specified levels of sales of products manufactured by Giorik, a company in which the Company acquired a 20% equity position in fiscal 2012.

Results for 2013

With respect to the three financial performance metrics used to determine the amount of annual incentives bonuses in fiscal 2013, sales, diluted earnings from continuing operations, and operating cash flow all improved from the results used to determine bonuses for fiscal 2012.  Sales increased by 10.5% from sales in fiscal 2012, largely due to the impact of the acquisition of Meder Electronic at the beginning of the fiscal year, while operating cash flow improved from $61.9 million to $74.6 million.  Earnings per share from continuing operations increased from $3.39 in fiscal 2012 to $3.55 this year.  The $3.39 figure used to determine bonuses in fiscal 2012 excluded the gain from the sale of a facility in Brazil.  Diluted earnings per share including the gain on the building sale resulted in fiscal 2012 earnings per share of $3.67.  The operating cash flow results exceeded the “superior” target goal established by the Committee at the beginning of the fiscal year, while both sales and earnings per share fell marginally below the target levels established for those two metrics.  Based upon these results, each corporate executive would be entitled to a bonus based upon financial performance of 101.3% of his or her target bonus for the financial goals.

Performance of the Food Service Equipment Group, on which Mr. Abbott’s annual incentive bonus is based, was strong with respect to operating cash flow, while the levels of sales and EBIT (earnings before interest and taxes) only slightly exceeded the “threshold” target goal.  Sales for the Group were $394.9 million, EBIT reached $44.1 million, and operating cash flow was $44.5 million.  As a result, Mr. Abbott is entitled to a bonus based upon financial performance of 52.3% of his target bonus for the financial goals.

With respect to each executive’s strategic goals for the year, the Committee met with Mr. Fix to evaluate the performance of each executive in meeting those goals.  In determining the extent to which each strategic goal was met, the Committee examined the difficulty of reaching the goal, the work performed to achieve it, and any factors that arose during the year that made achievement of the goal more or less difficult.  Following its evaluation, the Committee scored Mr. Fix at 66.7% of his target for strategic goals.  The Committee determined that Mr. Fix was fully successful in meeting his objectives with respect to the execution of the Company’s transformation strategy, which included the successful integration of the Metal Spinners and Meder acquisitions.  The Committee determined, however, that Mr. Fix was not successful in improving the margins of the Food Service Equipment Group.  The Committee, with input from Mr. Fix, conducted the same analysis with respect to each of the other named executives, and determined that each achieved between 66.7% and 100% of his or her individual strategic goals, meaning that each executive is entitled to a bonus based upon performance in meeting strategic goals of between 20 and 30% of his or her target bonus.

Combining the scores of the financial and strategic goals, each corporate executive would be entitled to a bonus of 121.3 to 131.3% of his or her target bonus, based upon the formula established by the Committee.  Under these same formulas, Mr. Abbott would be entitled to a bonus equal to 72.3% of his target bonus.

Notwithstanding the performance of the Company and the named executives relative to their performance targets, Mr. Fix advised the Committee that he viewed the Company’s earnings performance as disappointing.  As such, he recommended to the Committee that it exercise its discretion to reduce annual incentive bonuses to 90% of the target bonus for each of the corporate executives, (other than Mr. Pattison, who was guaranteed a minimum bonus of $94,000 for fiscal 2012, pursuant to the terms on which he became employed by the Company), and to 52.3% of the target bonus for Mr. Abbott.  The Committee concurred with this recommendation, and bonuses were awarded by the Committee to the named executives in those amounts.

Deferral of Annual Incentive Bonus

Because of the Committee's belief that attainment of the performance targets by the Company's senior executives should correlate over the longer term to the equity performance of the Company, and for the additional purpose of retention, at least 20% of the dollar amount of an executive's annual incentive bonus payment must be used to purchase restricted stock units pursuant to the Management Stock Purchase Program (“MSPP”), a component of the 2008 Long Term Incentive Plan.  Those restricted stock units vest three years after they are purchased, and shares equal to the number of restricted stock units are delivered to the executives.  Executives may elect to use up to 50% of their annual bonus payments to acquire such units.  Restricted stock units purchased under the MSPP are valued at the time of purchase at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year or the date on which the units are purchased (which is generally on or shortly prior to the 75th day after the last day of the fiscal year).  While the annual bonus is designed primarily to motivate an executive to meet annual performance goals established under the BPP process, the restricted stock unit purchase requirement adds a long-term motivational component to the bonus, which the Committee deems important to insuring that all elements of the performance-based part of the executive compensation program focus on the longer-term interests of the Company's shareholders.  The specific provisions of the MSPP are set forth under “Estimated Possible Payouts – Equity Incentive Plan” beginning on page 32 of this proxy statement.  For fiscal 2013, the named executives elected to use the following percentages of their annual incentive bonuses to purchase shares under the MSPP:

Mr. Fix

20%

Mr. DeByle

50%

Ms. Rosen

20%

Mr. Abbott

20%

Mr. Pattison

50%

The directors of the Company are also permitted to use all or a portion of the annual cash retainer earned by them to purchase restricted stock units under the MSPP.

Long Term Incentive Program

Executives are provided with incentives to remain in the employ of the Company and to improve its longer-term stock and financial performance through the granting of annual equity-based awards.  In establishing the total value of an executive’s award, the Committee uses the information contained in the Survey Data to assist it in its determination.  For fiscal 2013, the target long-term incentive awards as a percentage of base salary were as follows for each of the named executives:

Name	Target Award as a % of Base Salary
Roger L. Fix	125%
Thomas D. DeByle	70%
Deborah A. Rosen	55%
John Abbott	85%
Michael A. Pattison	25%

The total value of the award for each named executive for fiscal 2013 is described under “Estimated Possible Payouts-Equity Incentive Plan” on page 32 of this proxy statement.

The long-term incentive component of the program provides equity, rather than cash awards, because of the Committee’s belief that a significant portion of an executive’s total compensation should align directly with the longer-term interests of the shareholders of the Company.  Awards, generally approved at the August/September meeting of the Committee, are considered granted as of the close of business on the date of approval.  The chart below summarizes the two components of the long-term incentive program.

LONG TERM INCENTIVE PLAN

Component	Design	Purpose
Restricted Stock	Vests after three years, provided that the executive remains employed at time of vesting	Retention of executive, and alignment with shareholder interests
Performance Share Units

Convertible into shares of stock, depending upon performance of the Company over a one-year period against two pre-established financial metrics.  For 2013, the metrics were EBITDA and average return on operating assets.  Shares earned are paid in three equal installments, provided the executive remains employed at the time an installment is to be paid.

Motivates executives to meet financial performance criteria that the Committee has determined impact the longer-term performance of the Company and aligns executives’ interests with those of shareholders, through satisfaction of the awards in shares of stock

For fiscal 2013, 67% of Mr. Fix’s total long-term incentive award was made in performance share units, and 60% of the award made to the other named executives was made in performance share units.  This reflects the Committee’s determination that the portion of an executive’s compensation which is directly tied to the meeting of performance goals should be higher for those executives in the strongest position to impact actual performance.  The remainder of the awards were paid in shares of time-based restricted stock.  The grant date fair value of both the restricted stock and performance share units is determined by multiplying the closing stock price of the Company on the award date by the number of shares awarded.

The following provides a fuller description of each of the two types of awards, and the Committee’s purpose in granting them.

Restricted Stock

The time-based restricted stock awarded to an executive will vest after three years have elapsed from the grant date, provided that the executive continues to be employed by the Company at the end of the three-year period (unless termination of employment is due to death, disability or retirement, in which case vesting will take place upon the occurrence of such event).  The primary purpose of the grant of restricted stock is to motivate the executive to remain employed in his or her position over the longer term.  In addition, providing a stock, rather than cash-based, award more closely aligns the interests of the Company’s executives with those of its shareholders.  Dividends on the restricted stock accrue over the three-year vesting period and are paid in cash immediately upon full vesting.

Performance Share Units

The Committee has structured the performance share unit component of the long term incentive program to motivate senior management of the Company to meet specific financial targets measured over a one-year period.  The targets selected are those which the Committee determines are likely to impact positively the longer-term financial performance of the Company and support the creation of shareholder value.  Given that the Company serves customers in over 12 end user markets in over 30 countries, which makes long-term forecasting extremely difficult, the Committee has selected a one-year rather than a multi-year measurement period in order to establish financial goals for the performance share units consistent with the relevant market conditions and business issues that the Company faces in the near term and that at the same time will have a direct impact on the Company’s long-term financial performance.

Performance share unit awards are granted on an annual basis, following the establishment by the Committee of specific financial targets used in determining if and how many shares will actually be earned by its executives.  The number of shares earned under any grant is determined at the end of a one-year measurement period by evaluating the performance of the Company against the financial targets set by the Committee.  Shares earned are then issued in three equal annual increments, with the first occurring at the time of Committee certification of the number of shares earned following the end of the one-year measurement period, and the second and third occurring on the first and second anniversaries of the last day of the performance period.  Executives will receive a particular installment only if they continue to be employed by the Company on the applicable anniversary date of the date on which the shares were earned, except that in the event of retirement or death, a pro rata portion of the installment will be made.  Thus, in addition to motivating executives to achieve specified financial goals that contribute to longer-term success, the performance share units also serve a retention purpose.

The performance metrics selected by the Committee were chosen after examination of which measures allowed for under the 2008 Long Term Incentive Plan correlated most closely with the creation of shareholder value and were consistent with the execution of the Company’s long term strategy.  The 2008 Long Term Incentive Plan allows for the use of one or more of the following or related measures – sales; reported earnings; earnings per share; earnings from continuing operations; earnings either before or after specific items set forth in the Company’s income statement, such as interest, taxes and/or depreciation; cash flow; return on equity, capital and/or operating assets and/or investment; gross or net profit margin; and working capital.

For fiscal year 2013, the Committee established two performance goals:

(1)

EBITDA (earnings before interest, taxes, depreciation and amortization, which is a non-GAAP financial measure determined by adding three items from the Company’s audited financial statements – 1) income from continuing operations before income taxes, 2) interest expense, and 3) depreciation and amortization; and

(2)

Average Return on Operating Assets (determined by averaging return on operating assets at the beginning and end of the fiscal year).

The Committee selected EBITDA because of its direct correlation to profitability and cash flow, which are critical to the Company’s ability to complete acquisitions, invest in its core businesses, continue to return cash to shareholders in the form of dividends and improve overall liquidity.  The Committee selected average return on operating assets as a second performance measure, because it provides a means of determining whether the Company has invested the earnings of the business so as to best optimize the Company's return on assets.  The Committee also gave EBITDA twice the weighting of average return on operating assets, due to the importance of liquidity to the Company’s longer-term success.

The number of performance share units granted to an executive will be converted to stock of the Company at the end of the performance period on a one-for-one basis, if the performance targets are met.  If actual performance is higher or lower than the target, the conversion rate will range from zero if threshold performance is not met to 50% of the target award if threshold performance is met, to double the target, if the superior performance level is achieved.  In no event will any shares of stock be delivered if the targets do not reach the threshold level set by the Committee, nor will a greater number of shares than the maximum be delivered if the “superior” performance target is exceeded.  For the fiscal 2013 performance period, the threshold, target and superior performance goals for each of the two performance measures were set at significantly higher levels than for fiscal 2012, reflecting the Committee’s belief that despite a 2012 performance which exceeded expectations, a payout at the “superior” level should only be made if significant further improvements in performance were achieved in fiscal 2013.  The target performance goal for average return on operating assets was set at a higher level than has ever been achieved by the Company.

For the fiscal 2013 performance period, the threshold, target and superior performance goals for each of the two performance measures were as set out below.

Goal	Weighting	Threshold	Target	Superior
EBITDA	66 2/3%	$74 M	$86.2 M	$90.2 M
Average Return on Operating Assets	33 1/3%	36.8%	38.4%	39.4%

Results for 2013

The Company reported EBITDA of $79.2 million for fiscal 2013.  This amount represented an improvement over the $74.6 million reported for the previous year. This result exceeded the threshold performance target set for fiscal 2013 of $74 million, but was below the target of $86.2 million.  The Company’s Average Return on Operating Assets in fiscal 2013 was 36.5%, slightly below the threshold performance target of 36.8%.  However, this result was impacted by certain costs incurred in fiscal 2013 associated with the sale of a facility in Brazil.  Consistent with its authority to adjust results for bonus determination purposes by excluding the gains or losses associated with the sale of discrete assets such as real estate (see the discussion of the discretion to make adjustments that the Committee has reserved on page 19 of this proxy statement), the Committee has excluded those costs from the calculation of Average Return on Operating Assets, resulting in Average Return on Operating Assets of 37.0% for fiscal 2013, an amount which slightly exceeds the threshold performance target.  The exclusion is consistent with the Committee’s exclusion of a $4.8 million gain from the sale of the same facility from the determination of results for annual and long-term incentive compensation purposes in fiscal 2012.

Based on these adjusted results, shares equal to 68.74% of the “target” performance share units awarded to each executive will be delivered.  Delivery will be made in three equal annual installments, with the first made on the date on which the Committee “certifies” the results under the plan (which it did on August 29, 2013), and the remaining two installments made as of the next two fiscal year ends, provided that the executive remains employed by the Company on those two dates.

Perquisites and Other Benefits

We provide a limited number of perquisites to certain named executives, including Mr. Fix, designed to be competitive and assist in the attraction and retention of highly qualified executives and also to facilitate the performance of the executive's responsibilities.  The perquisites consist of a car allowance, and reimbursement of the cost of automobile operating expenses, including the cost of gasoline, auto insurance, and repairs.  Mr. Fix is reimbursed for tax return preparation and counseling.  We own no aircraft, nor do our executives fly on private aircraft for business purposes.  We do not provide any country club or other club memberships to our executives, nor do we provide executive physical examinations.  No gross ups are provided for any attributed income relating to perquisites received by the executives.

Executives participate in the same employee benefit plans and arrangements as do nearly all salaried employees.  Such plans and arrangements include a defined benefit pension plan (which has been frozen since December 31, 2007), a 401(k) plan with a Company match of up to 4% of an employee’s base salary up to the IRS compensation limit and additional Company contributions equal to a percentage of an employee’s base salary, with the exact percentage based in part on the employee’s age (these additional contributions are designed to make employees at least partially whole for the inability to accrue additional benefits under the frozen defined benefit pension plan).  In addition, we provide medical, dental, life insurance and long-term disability arrangements that are similar to those provided by similarly-situated companies, and which provide for cost sharing between employees and the Company.

We have a supplemental defined benefit pension plan to provide unfunded, non-qualified pension benefits to executives whose compensation exceeds the maximum permitted by the IRS to be taken into account under a tax-qualified deferred benefit pension plan ($255,000 in 2013).  That plan was also frozen effective December 31, 2007.  Because of their compensation levels, most employees will not qualify for benefits under this plan.  The total pension to be received from both the tax-qualified and non-qualified defined benefit plans is determined under a formula that is the same for all plan participants, including all of the named executives.

As part of the freezing of accruals under the defined benefit pension plan, we established, as of January 1, 2008, a non-qualified deferred compensation plan designed to meet two goals.  First, it will allow participants whose compensation exceeds the IRS limits permitted to be taken into account under a tax-qualified 401(k) plan ($255,000 in 2013) to make tax-deferred contributions and receive Company matching contributions as if the non-discrimination limitations which apply to tax-qualified 401(k) plans did not exist.  The percentage of an employee’s compensation which will be matched under the non-qualified deferred compensation plan is the same as the percentage of compensation which will be matched under the tax-qualified 401(k) plan.  In addition, employees eligible to participate in the non-qualified deferred compensation plan because their base salary and annual incentive compensation exceeds the IRS limit described previously ($255,000 in 2013) may defer additional amounts of their base salaries and annual incentive bonuses under the plan.  In no event, however, can the total amount deferred in any one year exceed 50% of base salary and 100% of the annual bonus paid under the plan.  The purpose of these changes is to allow individuals to partially make up from the Company’s defined contribution plan the loss of future accruals under the frozen defined benefit plans.

Employment Agreements

We have entered into employment agreements with each of the named executives.  Under those agreements, the executives shall be employed for a three-year period in the case of Mr. Fix, and one year in the case of the other named executives.  The length of the agreements is based upon the Committee’s assessment of appropriate terms to attract and retain qualified executive talent, and of what is appropriate to maintain internal equity among executives.  The agreement for Mr. Fix continues in effect through December 31, 2015, and renews automatically for additional three-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  The Company announced on August 8, 2013 that Mr. Fix intends to retire from the Company upon the appointment of a successor, which the Company expects will occur in the first half of calendar year 2014.  The agreements for the other named executives have one-year terms, and will renew automatically for successive one-year periods, except that either party may give 30 days’ notice of its desire to terminate the agreement.  In the event of involuntary termination for a reason other than death or material breach of the agreement, Mr. Fix will receive base salary continuation for two years, and the other named executives will receive base salary continuation for one year.  A detailed description of additional terms of the agreements can be found under “Certain Post-Termination Payments and Employment Agreements” on page 39 of this proxy statement.

Each agreement contains a non-compete provision which precludes the executive from competing against the Company for two years, in the case of Mr. Fix, and one year, in the case of the other named executives, after the agreement is terminated, regardless of the reason for the termination.  The agreements also contain a “non-poaching” provision, which restricts the ability of an executive who takes a position outside the Company to hire employees of the Company.  Such provisions are considered by the Committee to be a benefit to the Company, because they insure that those who know the most about the Company, its businesses, its employees, and the markets that the Company serves cannot use that knowledge to adversely impact the Company after their employment ends.

In the event of a change in control of the Company, the agreements further provide for the payment of severance and other benefits in the event the executive's employment is terminated, or the executive resigns for certain specified good reasons, including a significant diminishing of his or her job duties or reporting relationship, or a diminution in base salary or incentive compensation opportunity, in either case following a change in control.  Upon such a termination or resignation, severance for Messrs. Fix and DeByle will be based upon three additional years of salary and bonus, while the amount for Messrs. Abbott and Pattison and Ms. Rosen will be based upon one additional year.  The amount of bonus used to calculate the lump sum payment is the higher of the executive’s “target” bonus for the year in which the change in control occurs or the most recent annual bonus paid to him or her.  The amounts reflect the determination of the Committee at the time the agreements were entered into of what was appropriate to insure that executives involved in negotiating and completing any change in control transaction will act in the best interest of shareholders, without regard to the personal dislocation that they would likely face as a result of the transaction.  These amounts are paid only upon termination or resignation for specified good reasons following a change in control and not upon the change in control itself.  Such a “double trigger” provision, requiring both a change in control and a subsequent termination or resignation for the executive to be entitled to the amounts paid under the agreement, has been determined to be appropriate by the Committee.  The Committee sees no reason for the change in control event itself to trigger any right to additional compensation or benefits, if the executive’s employment status is not significantly impacted by the change in control.

Tax and Accounting Aspects of Compensation

The tax deductibility by a corporation of compensation in excess of $1 million paid to the named executives is limited by Section 162(m) of the Internal Revenue Code.  "Performance-based" compensation, as defined in the Code, may be excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals set out in writing within 90 days after the beginning of the plan year to which the goals apply, and if the compensation is paid under a plan approved by shareholders.  The Company's 2008 Long Term Incentive Plan was approved by shareholders at the Company’s 2008 Annual Meeting of Shareholders.

The Company does not have a specific policy regarding compliance with Section 162(m), and the Committee may choose to forego the deductions on occasion if it determines such action to be in the best business interest of the Company.  Notwithstanding the absence of a specific policy, the Committee’s intent in fiscal 2013 was to structure the executive compensation program so that all compensation would be deductible, except to the extent that the combined total of base compensation, the value of perquisites and the grant date value of restricted stock issued under the 2008 Long-Term Incentive Plan exceeds $1 million.

Clawback Provision

The 2008 Long Term Incentive Plan, as adopted by the Board of Directors and approved by shareholders, contains a provision which authorizes the Board of Directors to recover excess annual and long-term incentive compensation paid under the Plan to the Chief Executive Officer, Chief Financial Officer, or any

other executive, in the event that the Company’s financial results for any reporting period require restatement downward due to misconduct, as determined by the Board of Directors, on the part of any such executives.

Stock Ownership Guidelines and Insider Trading and Anti-Hedging Policies

The Committee has adopted stock ownership guidelines for the named executives, out of a belief that those individuals should have at least a minimum level of stock ownership to align their interests with those of the Company’s shareholders.  Under the guidelines, Mr. Fix is required to own stock equal to at least three times his base salary, and the other named executives will be required to own stock equal to at least 1.5 times their base salaries.  Stock owned outright and unvested restricted stock are considered owned by the executive.  To determine whether the guidelines are met, shares owned will have a deemed value determined annually by the Committee.  The per share stock price to be used to determine compliance for fiscal year 2014 is $50.  No shares acquired through grants of restricted stock, restricted stock units, or stock acquired through performance share units may be sold or otherwise disposed of unless the guidelines continue to be met after the sale, or until the executive reaches 60 years of age, except to pay taxes arising in connection with the receipt of the stock.  The Committee monitors compliance with the stock ownership requirements on an ongoing basis, and the named executives are presently in compliance with the requirements.

In July 2011, the Board of Directors updated its policy on trading in the Company’s securities by officers, directors and key employees.  In addition to prohibiting transactions while in possession of “material inside information,” or transactions which could violate Section 16 of the Securities Exchange Act of 1934, the policy contains an absolute prohibition on 1) short sales of our stock (a “short sale” is a sale of stock that is not then owned by the seller), 2) transactions in puts, calls or other derivative securities, and 3) hedging or monetization transactions, such as zero-cost collars and forward sale contracts.  The foregoing types of transactions are prohibited under the policy because they can lead those engaging in them to profit from changes in the stock price that may not align with the best interests of all shareholders.  Because of the Committee’s belief that executives and key employees of the Company should have the same motivations as shareholders with respect to the value of the Company’s stock, we believe it is in the best interest of our shareholders if our executives and key employee are prohibited from engaging in such transactions.  In addition, the policy prohibits the pledging of Company securities without first providing at least two weeks’ advance notice of the proposed pledge, with an explanation of the purpose of the pledge, and obtaining advance approval for the proposed pledge transaction.   No named executive officers or directors have entered into agreements pledging any shares of Company common stock for any purpose since the updating of the policy.

Risk Considerations in Compensation Programs

In July 2013, the Committee reviewed the Company’s compensation policies and practices to assess whether they contain incentives that can lead to excessive or inappropriate risk taking by employees.  The Company had previously conducted such reviews in July 2011 and July 2012.  The Committee was assisted in its review by counsel for the Company, and materials providing guidance on the issue were provided to the Committee members in advance of the review.  Following that review, the Committee has concluded that the Company’s compensation programs, when considered both separately and taken as whole, are not reasonably likely to have a material adverse effect on the Company.  The principal factors that led to this conclusion are as follows:

•

The annual incentive compensation achievable by an executive is capped at 200% of the executive’s target bonus, thus reducing any incentive to generate an inordinately high level of performance in any one year at the expense of future performance.

•

Executives are required to use at least twenty (20%) percent of their annual incentive compensation to acquire restricted stock units, which vest and become payable in stock three years after the date the annual incentive compensation is paid.

•

Long-term incentive compensation is paid entirely in shares of stock.  Restricted stock granted under the plan requires that an employee remain employed for three years before the stock vests.  Shares paid pursuant to the award of performance share units are paid in three annual installments, and are paid only if the executive continues to be employed by the Company at the time an installment of shares is to be delivered.

•

The long-term incentive plan is based solely on total corporate, rather than business unit performance, which motivates business unit heads to focus on total corporate performance, and not just the performance of their own business units.  In addition, the performance measures used to determine the amount of any long-term incentive payment differ from those used to determine the amount of any annual incentive bonus, thus reducing the ability of an executive to engage in conduct designed to inflate his or her incentive compensation payout.

•

The Board of Directors is empowered to “claw back” the portion of any annual or long-term incentive compensation paid to any executive, which is attributable to financial results that must be restated, or to other fraud or misconduct on the part of the executive.

•

The absence of any guaranteed bonuses or large equity grants that are not specifically tied to corporate performance.

•

Executives are subject to stock ownership requirements, which require that they maintain ownership of a specified amount of Company stock during the course of their employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Charles H. Cannon, Jr., Chairman

Daniel B. Hogan

H. Nicholas Muller, III

COMPENSATION TABLES AND NARRATIVE DISCUSSION

The following pages include information pertaining to executive compensation for the fiscal year ending June 30, 2013.  Whenever used in this section of this Proxy Statement, “FY” shall mean “fiscal year.”

2013 SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Company's chief executive officer, chief financial officer, and three other individuals who served as the most highly compensated executive officers of the Company (the "named executive officers") during the fiscal years ending June 30, 2013, June 30, 2012 and June 30, 2011.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	Change In Pension Value and Non-Qualified Deferred Compen- sation Earnings ($) (4)	All Other Compen- sation ($) (5)	Total ($)
Roger L. Fix	2013	768,375	0	1,162,595	473,138	(25,954)	250,526	2,628,680
President/CEO	2012	749,600	0	1,190,105	913,525	222,346	227,699	3,303,275
	2011	731,298	0	1,196,977	680,156	58,202	212,055	2,878,688

Thomas D. DeByle	2013	350,813	0	394,589	87,863	0	59,495	892,760
Vice President/CFO/	2012	336,188	0	380,357	176,736	0	52,595	945,876
Treasurer	2011	325,124	0	391,911	133,403	0	34,939	885,377

Deborah A. Rosen	2013	313,275	0	220,409	113,472	(37,517)	78,756	688,395
Vice President/CLO	2012	305,625	0	216,582	233,700	256,703	73,826	1,086,436
	2011	298,188	0	218,202	169,200	62,905	62,192	810,687

John Abbott	2013	361,175	0	368,547	83,626	(3,899)	65,436	874,885
Group Vice President	2012	352,350	0	361,509	184,524	20,548	61,386	980,317
Food Service Equip-	2011	343,775	0	361,481	130,280	4,434	67,372	907,342
ment Group

Michael A. Pattison (6)	2013	214,664	47,000(7)	281,196	0	0	11,553	554,413
Vice President/	2012	-	-	-	-	-	-	-
Human Resources	2011	-	-	-	-	-	-	-

____________________________________________

Footnotes to Summary Compensation Table

(1)

Since the payment of each executive's annual non-equity incentive bonus is dependent on meeting or exceeding certain targets and performance criteria, all annual non-equity cash incentive payments are reported under the column headed "Non-Equity Incentive Plan Compensation."

(2)

This column represents the aggregate grant date fair value of three separate awards:  (a) restricted stock units (“RSUs”) purchased with the portion of the executive’s annual incentive bonus which the executive elects to use to purchase RSUs under the terms of the Management Stock Purchase Program (“MSPP”); (b) shares of time-based restricted stock, and (c) performance share units (“PSUs”).

With respect to (a) above, the MSPP requires that prior to the beginning of the fiscal year in which the annual incentive bonus is earned, executives must elect to use at least 20% (and may elect up to 50%) of their annual incentive bonuses to purchase RSUs.  For FY 2013, Messrs. Fix and Abbott and Ms. Rosen elected to use 20% of their bonuses to purchase RSUs, and Messrs. DeByle and Pattison elected 50%.  Under the MSPP, RSUs will be purchased at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year in which the bonus was earned or the date on which the cash portion of the annual incentive bonus is paid, which is generally on or shortly prior to the 75th day after the end of the fiscal year.  The amounts in this column which are attributable to purchases under the MSPP are computed in accordance with FASB ASC Topic 718, and assume a probable outcome at the “target” performance level with respect to the satisfaction of financial performance measures, and at the maximum fulfillment of the executive’s strategic objectives.  If the “superior” financial performance target had been reached, and if each executive had fulfilled all of his or her strategic objectives, the amounts set forth in the table attributable to MSPP purchases would have been as follows: FY 2013, Mr. Fix - $392,412; Mr. DeByle - $291,486; Ms. Rosen - $94,112; Mr. Abbott - $119,354; and Mr. Pattison - $140,332;  FY 2012, Mr. Fix - $494,706; Mr. DeByle - $287,126; Ms. Rosen - $94,918; and Mr. Abbott -  $120,368 ; and  FY 2011, Mr. Fix - $415,839; Mr. DeByle - $241,365; Ms. Rosen - $79,778; and Mr. Abbott - $101,186.  Mr. Pattison was not employed by the Company in FY 2012 and FY 2011.

With respect to the awards of time-based restricted stock noted in (b) above, the column includes the grant date fair value of such awards for FY 2013, FY 2012 and FY 2011, respectively.  Grant date fair value is calculated by multiplying the number of shares of stock awarded times the closing price of the company’s stock on the date awarded, in accordance with FASB ASC Topic 718.  The dollar amounts in this column specifically attributable to grants of time-based restricted stock are set forth in the Grants of Plan-Based Awards table on page 31 of this proxy statement.

With respect to the awards of PSUs noted in (c) above, the column includes the grant date fair value of such awards for FY 2013, FY 2012 and FY 2011, respectively.  Grant date fair value is calculated by multiplying the number of PSUs awarded times the closing price of the Company stock on the date of the award, in accordance with FASB ASC Topic 718.  In determining the grant date fair value of the PSUs, a probable outcome at the “target” performance level is assumed.  PSU payouts can range from zero to a maximum of 200% of target performance.  For FY 2013, payouts equal to 68.74% of target performance were earned.  For FY 2012, payouts equal to 175.6% of target performance were earned.  In FY 2011, payouts equal to 129.75% of target performance were earned.  The maximum PSU payouts for each of the past three fiscal years, determined as of the date on which the PSUs were granted, assuming achievement of the “superior” performance target, are as follows:  FY 2013, Mr. Fix - $1,294,972; Mr. DeByle - $298,615; Ms. Rosen - $208,005; Mr. Abbott - $370,661; and Mr. Pattison - $70,543; for FY 2012, Mr. Fix - $1,263,288; Mr. DeByle - $284,142; Ms. Rosen - $202,958; and Mr. Abbott - $361,600; and for FY 2011, Mr. Fix - $1,232,473;  Mr. DeByle - $277,182; Ms. Rosen - $198,021; and Mr. Abbott - $325,820.  Mr. Pattison was not employed by the Company in FY 2012 and FY 2011.  The superior performance target was not achieved in any of the past three years.  The dollar amounts in this column specifically attributable to grants of PSUs are set forth in the Grants of Plan-Based Awards table on page 31 of this proxy statement.

Assumptions used in the calculation of the above amounts are disclosed in the Stock Based Compensation and Purchase Plans Note to the Company’s audited financial statements for fiscal year end June 30, 2013, included in the Company's Annual Report on Form 10-K, filed with the SEC on August 27, 2013, except that the fair value of RSUs purchased under the MSPP for FY 2013 is based upon the following assumptions: risk-free interest rates, 0.70%; expected volatility of underlying stock, 38.86%; expected quarterly dividends per share, $0.08; and annual rate of quarterly dividends, 0.61%.

(3)

The amount shown in this column represents the portion of each executive’s annual incentive bonus which was paid in cash.  The amount of the executive’s target annual incentive bonus which is used to purchase RSUs under the MSPP is disclosed in the Stock Awards column.

(4)

The amount shown is the aggregate change in the actuarial present value of each named executive’s accumulated benefit under the Company’s defined benefit plans (including supplemental plans) from July 1, 2012 to June 30, 2013 (see Pension Benefits on page 37 of this proxy statement for a complete discussion of the Company’s defined benefit plans).  Messrs. DeByle and Pattison do not participate in the pension plan, as they began employment with the Company subsequent to the December 31, 2007 freezing of the pension plan.

(5)

Included in this column are (i) accrued dividends that were paid during the fiscal year on previously awarded restricted stock (including RSUs acquired through the MSPP) that vested during the fiscal year.  Such dividends accrued during the three-year vesting period and were not factored into the grant date fair value reported in the Stock Awards column of the table.  The dividend totals for each named executive are as follows:  Mr. Fix, $12,360; Mr. DeByle, $5,817; Ms. Rosen, $2,690; Mr. Abbott, $6,980; and Mr. Pattison, $0.  Further shown are (ii) the contribution made by the Company to each named executive’s 401(k) and non-qualified defined contribution plan accounts, which was $218,505 for Mr. Fix; $35,026 for Mr. DeByle; $54,889 for Ms. Rosen; $47,233 for Mr. Abbott; and $10,372 for Mr. Pattison.  Also shown is (iii) the dollar value of life insurance premiums paid by the Company during the year for the benefit of each named executive, which was $13,407 for Mr. Fix; $5,187 for Mr. DeByle;

$8,316 for Ms. Rosen; $6,446 for Mr. Abbott; and $1,081 for Mr. Pattison.  Also included are (iv) perquisites provided to each named executive.  The only perquisites that exceeded $10,000 were automobile allowances of $12,096 for Mr. DeByle and $12,761 for Ms. Rosen.  No other perquisites exceeding $10,000 were provided to any named executive.  None of the perquisites provided to any named executive exceed the greater of $25,000 or 10% of the aggregate value of all perquisites received by a named executive.

(6)

Mr. Pattison became employed by the Company on August 2, 2012.

(7)

Based upon the terms pursuant to which he became employed by the Company, Mr. Pattison is entitled to a minimum bonus of $94,000 for fiscal 2013, regardless of the performance of the Company for the fiscal year.  Mr. Pattison elected to use 50% of this amount to purchase RSUs pursuant to the terms of the MSPP.  That portion is reported in the Stock Awards column.

2013 GRANTS OF PLAN-BASED AWARDS

The following table shows information concerning grants of plan-based awards made during fiscal 2013 to the named executives, all of which are made pursuant to the Company’s shareholder-approved 2008 Long Term Incentive Plan.  A more detailed description of the awards is set forth in the narrative disclosure which follows the table and the footnotes to the table.

Name	Grant Date	Date of Compen- sation Committee Action (1)							All Other Stock Awards # of Shares	Fair Value Of Stock Awards (4)
			Possible Payouts			Estimated Possible Payouts
			Under Non-Equity			Under Equity Incentive Plan
			Incentive Plan Awards			Awards (in shares except
			(in dollars) (2)			where dollars are shown) (3)
			Minimum	Target	Superior	Threshold	Target	Superior
Roger L.	8/27/12		$0	$525,708	$1,051,416	$ 0	$131,427	$262,854
Fix	8/27/12					7,325	14,649	29,298		$647,486
	8/27/12								7,215	$318,903

Thomas D.	8/27/12		$0	$97,625	$195,250	$ 0	$97,625	$195,250
DeByle	8/27/12					1,689	3,378	6,756		$149,308
	8/27/12								2,252	$99,538

Deborah A.	8/27/12		$0	$126,080	$252,160	$ 0	$31,520	$63,040
Rosen	8/27/12					1,177	2,353	4,706		$104,003
	8/27/12								1,569	$69,350

John	8/27/12		$0	$159,896	$319,792	$ 0	$39,974	$79,948
Abbott	8/27/12					2,097	4,193	8,386		$185,331
	8/27/12								2,795	$123,539

Michael A.	8/02/12								3,600	152,244
Pattison	8/27/12		$0	$0	$47,000	$ 47,000	$47,000	$85,866
	8/27/12					399	798	1,596		$35,272
	8/27/12								532	$23,514

__________________________________

Footnotes to 2013 Grants of Plan-Based Awards Table

(1)

The date of the Compensation Committee action was the same as the date of grant for all plan-based awards.

(2)

The amounts set forth below with respect to this award represent the percentage of the executive’s annual incentive bonus which he or she has elected to receive in cash.  With respect to Mr. Pattison, the cash portion of his annual incentive bonus for fiscal 2013 was established in accordance with the terms pursuant to which he became employed by the Company, and was therefore reported in the Bonus column of the Summary Compensation Table on page 29 of this proxy statement, rather than as Non-Equity Incentive Plan Compensation.  As a result, only the excess of any cash bonus over $47,000 would be treated as a non-equity incentive plan award.

(3)

The dollar amounts set forth below represent the percentage of the annual incentive bonus which he or she has elected to receive in RSUs under the MSPP, except that for Mr. Pattison, the Threshold and Target amounts reflect the minimum amount that he would receive in accordance with the terms under which he became employed by the Company.  The share amounts represent the shares of common stock which could be earned pursuant to PSUs awarded to the executive.

(4)

The amounts set forth in this column represent the grant date fair value determined in accordance with FASB ASC Topic 718.  In determining the fair value of possible future payouts under the equity incentive plan awards, it was assumed that the “target” performance was achieved.

Possible Payouts Under Non-Equity Incentive Plan Awards

The amounts set forth under this heading are the amounts of annual incentive bonus that would be paid out in cash to each of the named executives for fiscal 2013 if the minimum, target and superior financial performance targets established in the Balanced Performance Plan (BPP) applicable to each named executive were met, and the executive fulfilled all of his or her strategic objectives.  A more detailed description of those targets is contained under the section of the Compensation Discussion and Analysis headed “Annual Incentive Bonus” on page 17 of this proxy statement.  The target bonus payout (including both the portion paid in cash and the portion paid in RSUs under the MSPP--see the discussion below under “Estimated Possible Payouts – Equity Incentive Plan”) for Mr. Fix represents 85% of his base salary, while the target bonus payout for Messrs. Abbott and DeByle is 55% of base salary.  For Ms. Rosen, the target bonus is 50% of base salary, and for Mr. Pattison, it is 40% of base salary.  No bonus attributable to the financial performance goals will be paid unless a threshold performance target established by the Compensation Committee for a particular goal is met.  If that occurs, 50% of the target bonus amount attributable to that goal (which is the percentage of the target bonus equal to the weighting given to that goal--see the discussion under “Annual Incentive Bonus” on page 17 of this proxy statement) will be paid.  A bonus could be paid based upon success in meeting one or more of the strategic objectives, notwithstanding that none of the threshold financial performance targets are achieved.

Estimated Possible Payouts-Equity Incentive Plan

The amounts set forth under this heading show two separate non-equity incentive awards.  First, the dollar amount of an executive’s annual incentive bonus that will be used to purchase restricted stock units (“RSUs”) under the Management Stock Purchase Program (“MSPP”) component of the annual incentive bonus plan, depending upon the extent to which the financial performance criteria established by the Committee are met, is disclosed.   The three amounts set forth are based on the assumption that (i) minimum performance criteria are not met, (ii) “target” performance is reached, and (iii) the “superior” performance target is achieved.  The RSUs purchased with the applicable dollar amounts will be bought at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year for which the bonus is earned or the date on which the shares are purchased, which is generally on or shortly prior to the 75th day after the last day of such fiscal year.  Delivery to the executives of shares converted from the RSUs on a one for one basis will occur three years after the date of purchase, unless the executive dies, becomes disabled or retires prior to the end of the three-year period, in which case the Compensation Committee may immediately vest the RSUs and pay them out in shares of stock.  Dividends on the RSUs, which are payable at the same rate as for all issued and outstanding stock of the Company, will accrue and be paid to the executives upon vesting.

Second, the amount set forth under this heading shows the number of shares of Company stock that will be delivered to the named executives if the Company's performance goals established under the performance share unit (PSU) component of the Long Term Incentive Plan reach specified threshold, target and superior performance levels at the end of the performance period which began on July 1, 2012 and ends on June 30, 2013.  The levels are disclosed in the subsection of the Compensation Discussion and Analysis headed “Performance Share Units” under the section headed “Long Term Incentive Plan” on page 23 of this proxy statement.  No shares will be delivered unless the threshold performance level is reached.  Similarly, in no event will a greater number of shares than the number shown for attaining the superior performance level be delivered, even if actual performance exceeds that level.  Shares earned under the awards will be paid in three equal annual installments, with the first installment paid as of the date when the Compensation Committee certifies the extent to which the performance goals were met for the performance period, and the remaining two installments paid as of the next two anniversary dates of the end of the performance period.  Executives who are not employed by the Company at the time when shares are earned (or the anniversary date thereafter, where applicable) shall forfeit their right to those shares.

The number of shares to be delivered pursuant to the PSU awards if target performance is met, plus the number of shares of time-based restricted stock awarded to the named executives (see the “All Other Stock Awards” subsection below) on the same date (awards of both were made on the day they are approved by the Compensation Committee), have a grant date fair value, based upon the closing stock price on the date the awards were made, of 125% of base salary for Mr. Fix, 85% for Mr. Abbott, 70% for Mr. DeByle, 55% for Ms. Rosen, and 25% for Mr. Pattison.

All Other Stock Awards

The amounts set forth under this heading disclose shares of time-based restricted stock awarded to the named executives under the long-term incentive program.  These shares will vest three years from the date of the award.  During the three-year period, executives shall have voting rights and shall accrue dividends on the shares, which shall be paid in cash at the end of the three-year period.  Executives will forfeit the right to receive the shares if their employment terminates prior to the end of the three-year period, unless termination is the result of death, disability or retirement, in which case all restricted stock awarded to the executive will immediately vest as of the date of such occurrence.  The grant date fair value of these shares is the closing price of the Company’s stock on the date when they are granted times the number of shares granted.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2013 to the named executive officers.  The Company has not awarded stock options since fiscal year 2003, and there are no outstanding option awards to report.

	Stock Awards
Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units that have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other rights that have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other rights that have Not Vested ($) (4)
Roger L. Fix (5)	82,281	$3,624,712	6,644	$87,618
Thomas D. DeByle	31,779	$1,259,857	4,935	$65,071
Deborah A. Rosen	16,171	$712,188	1,593	$20,991
John Abbott	23,995	$1,135,781	2,021	$26,660
Michael A. Pattison	4,498	$237,270	2,178	$28,724

_______________________________

(1)

The following table sets forth the vesting dates for the unvested shares awarded to each named executive:

	Roger L. Fix	Thomas D. DeByle	Deborah A. Rosen	John Abbott	Michael A. Pattison
8/02/13 (a)					1,200
8/30/13 (b)	12,921	3,934	2,810	5,007	0
9/10/13 (c)	10,443	6,023	2,271	2,903	0
6/30/14 (d)	13,900	3,127	2,233	3,978	0
6/30/14 (e)	3,356	774	539	960	182
8/02/14 (a)					1,200
8/25/14 (f)	11,696	3,561	2,543	4,531	0
9/13/14 (g)	9,856	5,799	1,838	1,415
6/30/15 (e)	3,357	774	539	962	184
8/02/15 (a)					1,200
8/27/15 (h)	7,215	2,252	1,569	2,795	532
9/13/15 (i)	9,537	5,535	1,829	1,444	0
TOTAL	82,281	31,779	16,171	23,995	4,498

(a)

These are shares of restricted stock granted to Mr. Pattison at the time of his commencement of employment on August 2, 2012.

(b)

These are shares of restricted stock granted to the executives on August 30, 2010.

(c)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2010 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 10, 2010, when the cash portion of the fiscal 2010 bonus was paid.

(d)

These shares were earned pursuant to a PSU award made on August 25, 2011.  The PSUs are converted into shares of common stock, the number of which depends upon the extent to which financial performance for the fiscal year ended June 30, 2012 met targets set by the Compensation Committee on August 25, 2011.  The shares earned as of the end of the performance period vest in three installments, the first on the last day of the performance period, and the second two on the first and second anniversary dates thereafter.

(e)

These shares were earned pursuant to a PSU award made on August 27, 2012.  The PSUs are converted into shares of common stock, the number of which depends upon the extent to which financial performance for the fiscal year ended June 30, 2013 met targets set by the Compensation Committee on August 27, 2012.  The shares earned as of the end of the performance period vest in three installments, the first on the last day of the performance period, and the second two on the first and second anniversary dates thereafter.

(f)

These are shares of restricted stock granted to the executives on August 25, 2011.

(g)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2011 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 13, 2011, when the cash portion of the fiscal 2011 bonus was paid.

(h)

These are shares of restricted stock granted to the executives on August 27, 2012.

(i)

These amounts represent RSUs that were purchased by executives with the portion of their annual incentive bonuses for fiscal year 2012 which they elected to use to purchase RSUs under the MSPP.  The RSUs were purchased on September 13, 2012, when the cash portion of the fiscal 2012 bonus was paid.

(2)

The value shown in this column is calculated by multiplying each named executive's aggregate shares as shown in the immediately preceding column by the closing price of the Company's stock on June 30, 2013 ($52.75), reduced by the amount paid pursuant to the MSPP for RSUs purchased using a portion of the executive’s annual incentive bonuses for fiscal years 2010, 2011, and 2012.  (See footnotes (c), (g) and (i) to the table set forth above under footnote (1)).

(3)

In accordance with SEC regulations, the number shown in this column represents the number of RSUs that would be earned by each executive under the MSPP for FY 2013 if the “superior” financial performance target under the annual incentive bonus plan was met, and if the executive fulfilled all of his or her strategic objectives.  The number of shares is determined using 75% of the closing price of the Company’s stock on the last day of fiscal 2012 ($52.75).  The annual incentive bonus actually earned by each executive is determined after the end of the fiscal year, when the Compensation Committee determines the extent to which the financial performance targets were met and the extent to which each executive met his or her strategic objectives.  Once the annual incentive bonus is determined, RSUs are purchased with the percentage of such bonus that each executive elected prior to the beginning of the fiscal year to use to purchase stock under the MSPP.  The shares are purchased at a 25% discount from the lower of the closing stock price on the last day of the fiscal year or the date on which the shares are purchased (which is generally on or shortly prior to the 75th day following the last day of the fiscal year).  The actual number of shares purchased will be reflected in the table for the next fiscal year.

(4)

The value shown in this column is calculated by multiplying each executive’s aggregate shares as shown in the immediately preceding column by the closing price of the Company’s stock on June 30, 2013 ($52.75), reduced by the amount paid pursuant to the MSPP for RSUs purchased using a portion of the executive’s annual incentive bonus for fiscal year 2013.

(5)

In addition to the shares disclosed for Mr. Fix in this table, he has 25,000 restricted stock units which have vested, but the receipt of which he deferred at the time they were awarded to him until after his employment terminates.  Payment will be made as soon after his termination as is permitted under Section 409A of the Internal Revenue Code.

The following table contains information regarding each named executive officer’s participation in the company’s Deferred Compensation Plan (the “Plan”).  A description of the Plan and its material features follows the table.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In FY 2013 ($) (1)	Registrant Contributions In FY 2013 ($) (2)	Aggregate Earnings In FY 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At 6/30/13 ($)
Roger L. Fix	86,570	205,755	57,881	0	1,157,315
Thomas D. DeByle	31,214	22,295	15,403	0	121,638
Deborah A. Rosen	4,581	43,504	34,358	0	226,429
John Abbott	40,486	34,624	53,994	0	399,059
Michael A. Pattison	0	0	0	0	0

__________________________

(1)

The amount shown in this column is included in the amount shown in the Summary Compensation Table in the column captioned “Salary.”

(2)

The amount shown in this column is included in footnote (5)(ii) to the Summary Compensation Table and is included in the column of that table captioned “All Other Compensation.”

STANDEX DEFERRED COMPENSATION PLAN

Effective January 1, 2008, the Retirement Plans Committee of our Board of Directors formally adopted the Standex Deferred Compensation Plan (the “Plan”).  The Plan was adopted in conjunction with the freezing on December 31, 2007 of the Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan which is designed to provide pension benefits based on compensation in excess of the compensation limit, such that a participant will be entitled to a total pension calculated in accordance with the formulas contained in the Standex Retirement Plan, without regard to the compensation limit.

The Plan, a “top hat” plan under the regulations of the U.S. Department of Labor, is an unfunded plan maintained for the purpose of permitting a “select group of management or highly compensated employees,” as defined in the Employee Retirement Income Security Act of 1974, to defer up to 50 percent of their base salaries and 100 percent of their annual bonuses, except that no portion of their compensation up to the compensation limit under Section 401(a)(17) (the “compensation limit”) of the Internal Revenue Code (the “Code”) may be deferred under the Plan.  That compensation limit for 2013 is $255,000.  For each Plan Year (January 1 – December 31), the Company shall make a matching contribution on behalf of each participant who defers compensation equal to:

•

100% of the amount the participant elects to defer that does not exceed 3% of the participant’s compensation (total salary plus annual incentive paid during the Plan Year) (“Compensation”); plus

•

50% of the participant’s deferrals that exceed 3% but do not exceed 5% of the participant’s Compensation.

The Company also makes two types of employer contributions to the participant’s account, also in accordance with the formulas contained in the Standex Retirement Savings Plan, without regard to the compensation limit:  a 1% contribution on all earnings in excess of the compensation limit, and an age-based contribution.  The age-based contribution is limited to those who worked at a location offering the Standex Retirement Plan, who were at least age 40 and actively employed on December 31, 2007.  This age-based contribution will be contributed entirely to the Standex Deferred Compensation Plan for a select group of employees due to statutory limitations imposed by nondiscrimination testing requirements.

Age as of 12/31/2012	Contribution as a % of Compensation
Under 40 years	0%
40 - 44	1%
45 – 49	3%
50 – 54	6%
55 and older	7%

Each year by December 31st, participants can elect to defer salary that would otherwise be paid during the next calendar year and to defer any annual incentive payment.  All deferral elections are irrevocable.

Participants shall obtain a return on amounts deferred which equals the investment performance of specific investments selected by participants from an array of investment options offered under the Plan.  The options are substantially similar to those offered under the Company’s Retirement Savings Plan, a 401(k) plan offered to a broad range of salaried employees.  All of the named executives are eligible to participate in the Plan.  Participants are 100% vested in all amounts deferred and in all amounts credited to the participant’s account attributable to Company contributions.

The amounts deferred will not be set aside in separate accounts for each of the participants in the Plan, but the total amounts deferred by all participants will be deposited into a grantor trust established under subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code.  The assets of the grantor trust will be subject to the claims of the Company’s general creditors in the event of the insolvency of the Company, but would not otherwise be available to the Company.

Distribution of all amounts deferred, including investment gains and losses and Company matching contributions, will be made in accordance with the distribution elections made by participants prior to the actual deferral of any compensation.  A participant may elect the timing and form for the payment of benefits, provided that account balances of $10,000 or less will be distributed in a lump sum.  Generally, a participant will receive disbursements of deferred amounts upon termination of service, or at a scheduled in-service withdrawal date chosen by the participant.  Upon termination of service, distributions of a participant’s account may be made in annual, quarterly or monthly installments over a specified number of years or in a single lump sum.  The Plan is intended to comply with Section 409A of the Code.  Under Section 409A, the payment date of deferred compensation will be delayed for six months for any named executive.  Participants are permitted to withdraw amounts deferred for unforeseen emergencies and, if this occurs, the participant’s deferral election for the remainder of the Plan year will be cancelled.  Distributions of the remaining vested balance of each participant’s account shall automatically be paid as a lump sum payment upon the occurrence of a change in control.

STOCK VESTED DURING THE FISCAL YEAR

The following table sets forth certain information with respect to shares of restricted stock, restricted stock units purchased through the Management Stock Purchase Plan (“MSPP”), and stock earned pursuant to the award of performance share units which vested during the fiscal year ended June 30, 2013, with respect to the named executives.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($) (1)
Roger L. Fix	45,556	$2,254,498
Thomas D. DeByle	14,442	$694,446
Deborah A. Rosen	8,287	$404,853
John Abbott	17,774	$856,224
Michael A. Pattison	182	$9,601

____________________________

(1)

The value realized represents the fair market value of the Company’s shares on the vesting date.

PENSION BENEFITS

The named executive officers, other than Mr. DeByle, are participants in the Standex Retirement Plan and the Standex Supplemental Retirement Plan.  Mr. DeByle first became employed by the Company after January 1, 2008, the date on which the two plans were frozen as to future benefit accruals and new participants.

The Standex Retirement Plan is a tax-qualified defined benefit pension plan which covers the majority of our salaried employees who first became employed by the Company prior to January 1, 2008.  The plan provides a retirement benefit that is determined under a benefit formula.  For all of the named executives, other than Mr. Fix, the formula is 1.35% times years of service times average compensation.  For Mr. Fix, the formula is 3.85% times years of service times average compensation.  Average compensation is equal to a participant’s average monthly compensation during the three consecutive calendar years prior to calendar year 2008 during which the participant’s compensation is the highest.  For this purpose, compensation includes base salary and annual bonus, and compensation in any year is limited by the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($255,000 for 2013).  The normal retirement benefit is payable at age 65 in the form of a single life annuity.  Other forms of payment which may be elected, all of which are actuarially equivalent to the normal retirement benefit, are qualified 50%, 66 2/3% and 100% joint and survivor annuities and a ten-year certain and continuous annuity.  Participants who have at least ten years of service may commence receipt of the pension benefit as early as age 55, in which case their benefit will be reduced by 3% for each year their benefit begins before age 65.  Payments from the Retirement Plan are made from a separate trust, the assets of which may be used only to provide pension benefits to plan participants.

The Standex Supplemental Retirement Plan is a non-qualified plan, which restores the pension benefits which would otherwise have been payable under the Retirement Plan, but for the compensation limits imposed under the Internal Revenue Code.  The benefit formula is the same as that in the Retirement Plan, except that the benefit multiplier is also 1.35% for Mr. Fix.  As a result, the total pension benefit payable from the two plans for Mr. Fix is based on the same formula as for the other named executives.  Benefits under the Supplemental Retirement Plan will be payable as a temporary life annuity for not longer than 10 years or as a temporary joint and 100% survivor annuity for not longer than 10 years.  In addition, the pension benefit will commence beginning as of the later of age 55 or six months after termination of employment.  The pension benefit payable from the Supplemental Retirement Plan is made from the general assets of the Company.

The present value of each participant's accumulated benefits, which is shown in the Pension Benefits Table below, has been calculated using the same assumptions as are used in determining the SFAS 87 pension disclosure, except for an assumption that the pension benefit commences at age 65.  Specifically, the assumption is that 15% of the benefit is payable as a single life annuity and that 85% of the benefit is payable as a joint and 50% survivor annuity, with a female spouse who is three years younger than a male participant if the spouse was male, and a male spouse who is three years older than a female participant.  Also, the present value is determined using a 5.1% discount rate and the RP-2000 Combined Healthy Mortality table, with separate rates for males and females projected twelve years with Scale AA as of June 30, 2013, and with no pre-retirement mortality.

Both the Retirement Plan and the Supplemental Retirement Plan were frozen as of December 31, 2007, such that no additional pension benefits will be accrued for service after that date, and no employees who first became employed by the Company after that date will become participants in the Plan.  As of January 1, 2008, the Standex Retirement Savings Plan was enhanced.  A description of the enhancement is set forth under “Standex Deferred Compensation Plan” beginning on page 36 of this proxy statement.

PENSION BENEFITS TABLE

Name	Plan Name	# Years of Benefit Service	Present Value of Accumulated Benefits	Payment During Fiscal 2013

Roger L. Fix	Retirement Plan	7	$ 533,914	0
	Supplemental Retirement Plan	7	$ 494,138	0

Deborah A. Rosen	Retirement Plan	23	$ 578,502	0
	Supplemental Retirement Plan	23	$ 519,352	0

John Abbott	Retirement Plan	2	$ 42,530	0
	Supplemental Retirement Plan	2	$ 33,572	0

Messrs. DeByle and Pattison became employed by the Company after December 31, 2007, when accruals under the above plans were frozen, and as a result, they are not accruing benefits under those plans.

Certain Post-Termination Payments and Employment Agreements

We have entered into employment agreements with our named executive officers.  The agreement for Mr. Fix provides for continuing employment in his present capacity, or a substantially equivalent position, through December 31, 2013, unless he dies, becomes disabled, or materially breaches the agreement.  Mr. Fix’s agreement shall automatically renew for additional three-year periods unless notice of an intent not to renew is given by either party at least thirty days prior to the end of the initial or any renewal term.  The agreements for the other named executives are one year in duration, and will renew automatically for successive one-year terms, except that either party may give thirty days notice of its desire to terminate the agreement.  The agreements provide for continuation of certain compensation and benefits upon the occurrence of certain specified events during the periods when the agreements are in effect.  Those occurrences, and the compensation and benefits which shall be paid following such events, are described in the paragraphs below.  In addition, the terms of the stock awards made to the executives provide for accelerated vesting of the awards upon termination for certain specified reasons.  Those situations are also described below.

Acceleration of Stock Awards

In the event of the death, long-term disability or retirement of the executive (retirement means termination of employment after reaching age 55 with ten or more years of service, or reaching age 65, regardless of the number of years of service), under the terms of the awards made to the executive, the unvested restricted stock awarded, will immediately vest.  In addition, the Compensation Committee has the discretion to accelerate the vesting of restricted stock units purchased under the Management Stock Purchase Program (MSPP) with a portion of the executive’s annual incentive bonus upon the occurrence of such events.  The total number of such unvested shares that could become vested if the executive’s employment terminated for any of the foregoing reasons and the value of such shares as of June 30, 2013, is as follows:

	Number of Unvested Shares	Value on June 30, 2013
Roger L. Fix *	61,668	$3,252,987
Thomas D. DeByle	27,104	$1,429,736
Deborah A. Rosen	12,860	$678,365
John Abbott	18,095	$954,511
Michael A. Pattison	4,132	$217,963

________________________

*

This table does not include 25,000 restricted stock units granted to Mr. Fix on January 25, 2006, because Mr. Fix is already fully vested in them.  He irrevocably elected to defer receipt of the shares until after the termination of his employment.  If he dies, retires or becomes disabled, he would become entitled to the shares.  Their value as of June 30, 2013 is $1,318,750.

In the event of the executive’s voluntary or involuntary termination of employment (for a reason other than death, disability or retirement), the executive shall receive a cash payment with respect to any unvested restricted stock units purchased pursuant to the MSPP, in an amount equal to the lower of the portion of the executive’s annual incentive bonus used to purchase restricted stock units or the market value of the restricted stock units (assuming that each equals one share of stock) purchased with that portion of the executive’s bonus.  For each named executive, the cash amount payable in this situation assuming a termination date of June 30, 2013 would be as follows:  Mr. Fix, $715,612; Mr. DeByle, $416,484; Ms. Rosen, $190,832; Mr. Abbott, $129,956; and Mr. Pattison, $0.

An executive who is granted performance share units and who dies, retires or becomes disabled during the performance period for which any shares are earned will be entitled to a pro rata portion of the first installment of shares the executive would have earned pursuant to the grant, had he or she continued to be employed through the entire performance period, equal to the percentage of the performance period during which he or she was employed.  As an example, an executive who died, became disabled or retired on

December 31 would be entitled to 50% of whatever number of shares would have been delivered as a first installment of the number of shares earned as of the end of the performance period.  The shares will be delivered to the executive (or to his or her estate in the event of death) at the same time as such shares would have been delivered had he or she remained employed through the entire performance period.  In such a case, the executive shall not be entitled to the second and third installments, which otherwise would have been delivered on the next two anniversary dates after delivery of the first installment.

In the event of death, retirement or disability during either of the two fiscal years following the performance period for which any shares are earned pursuant to a grant of performance share units, the executive shall be entitled to a pro rata portion of the installment of shares which is scheduled to vest at the end of that year, based on the portion of the year in which the executive remained employed.  Delivery of the shares shall be made at the same time as such shares would have been delivered had the executive been employed at the end of the year.  Installments that would vest at the end of the following fiscal year are forfeited.  Executives shall not be entitled to a pro rata portion of an installment upon voluntary or involuntary termination for a reason other than death, disability or retirement, except following a change in control of the Company.

Employment Agreements – Death, Voluntary Termination or Material Breach

In the event of the executive’s death, voluntary termination of employment, or involuntary termination due to a “material breach” of the agreement, which means 1) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or 2) the willful, deliberate and continuous failure of the executive to perform his or her duties after being properly demanded to do so, the executive shall not be entitled under the employment agreement to any salary or benefits continuation beyond the date of termination.  The same applies to termination of the executive’s employment due to a disability which the Company determines renders him or her unable to perform the services required under the agreement, except that termination for such reason will not be effective until the disability has continued for a period of at least six months, and in the case of Mr. Fix, until six months’ notice of termination is given to him, after the six-month disability period has elapsed.

Employment Agreements – Involuntary Termination

In the event of the involuntary termination of an executive's employment, for a reason other than death, disability, a material breach or following a change in control, the agreements provide that the executive shall continue to receive his or her then current base pay for a period of one year (except that payment shall be made for two years, in the case of Mr. Fix, with the amount which equals twice the compensation limit set forth in section 401(a)(17) of the Internal Revenue Code ($255,000 for 2013) payable over a two-year period, and the remainder payable in a lump sum immediately upon termination).  In addition, medical and dental insurance coverage shall be continued for Mr. Fix for up to one year.  At the base salaries of the named executives as of June 30, 2013, and the cost of continuing medical and dental coverage to Mr. Fix for one year at current costs, the amounts payable to each executive in such circumstances would be as follows:

	Severance Pay	Medical and Dental Coverage
Roger L. Fix	$1,546,200	$ 11,271
Thomas D. DeByle	$355,000	$0
Deborah A. Rosen	$315,200	$0
John Abbott	$363,400	$0
Michael A. Pattison	$235,000	$0

Employment Agreements – Change in Control

The employment agreements also provide for the making of certain payments to the named executives in the event of the involuntary termination of the executive's employment after a change in control of the Company (which is defined to mean a transaction reportable under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934), or the executive's resignation following a change in control for specified good reasons, including adverse changes in the executive's general area of responsibility or reporting relationship, title or place of employment, or diminution of the executive's base salary, incentive compensation opportunity or benefits.  The compensation and benefits to which Mr. Fix is entitled following such an event are as follows:  (a) immediate lump sum payment equal to three times the sum of (i) current base salary, and (ii) the higher of target annual incentive bonus as of the date immediately prior to the change in control or the annual incentive bonus most recently paid (including the portion used to purchase restricted stock units under the MSPP); (b) immediate 100% vesting in all unvested equity benefits, including all time-based restricted stock (which includes any increase in the value of restricted stock units purchased under the MSPP with a portion of an executive’s annual bonus over the price paid for such units) and performance share units; (c) the crediting of three additional years of benefit service for purposes of calculating the amount of pension under the Company's defined benefit pension plans, with the assumption that the executive's compensation for pension plan calculation purposes for each of those three years is the amount used to determine his lump sum under (a) above; (d) continuation at the employer's expense of all life insurance and medical plan benefits for three years, as if he was still an employee during the three-year period; and (e) a gross-up of the amount of excise tax for which he may be responsible under Sections 280G and 4999 of the Internal Revenue Code, as a result of the receipt of the payments made in (a) through (d) above, as well as reimbursement for the amount of any income tax and other tax-related payments attributable to the excise tax that may be imposed on him.  If the employer fails to pay the full gross-up amount within 20 days of timely demand from Mr. Fix that it do so, the employer shall be additionally liable for a late fee equal to 75% of his most recent annual base salary.

The compensation and benefits payable to Messrs. Abbott and Pattison and Ms. Rosen under their agreements shall be the same, except that the lump sum severance payment shall be based on one year’s salary and bonus, one year of additional benefit service shall be credited to their service under the pension plans, with the assumption that their compensation for each of those three years is the amount used to determine their lump sum as described under (a) in the paragraph above, medical benefits and life insurance shall be continued for one year, and no excise tax gross-up is provided.  Mr. DeByle’s agreement is the same as those of Messrs. Abbott and Pattison and Ms. Rosen, except that it provides for a lump sum severance payment equal to three years’ base salary plus three times the most recent annual bonus paid to him, and he will receive no additional pension credit, because he is not a participant in the Company’s defined benefit pension plans.  No right to an excise tax gross-up is provided in Mr. DeByle’s agreement.

An executive who is eligible to retire and commence receipt of a pension under the Company’s defined benefit pension plans as soon as his or her employment terminates (or six months thereafter, if such payments are determined to be subject to Section 409A of the Code) would be able to receive both severance and pension payments.  As of June 30, 2013, Mr. Fix and Ms. Rosen were eligible to retire.

If termination were to have occurred on June 30, 2013, upon a change in control occurring on the same date, here is the value of what each of the named executives would have received:

	Severance	Acceleration Of Unvested Stock Awards (1)	Benefits (2)	Pension Enhancement (3)	Excise Tax Gross-Up (4)
Roger L. Fix	$5,973,399	$3,657,897	$51,049	$2,188,993	$3,105,550
Thomas D. DeByle	$2,125,413	$1,274,248	$21,486	$0	$0
Deborah A. Rosen	$607,325	$719,186	$20,715	$548,063	$0
John Abbott	$594,055	$1,145,965	$16,089	$4,804	$0
Michael A. Pattison	$329,000	$238,516	$17,708	$0	$0

_____________________________

(1)

This amount represents the value received upon acceleration of the vesting of all unvested restricted stock, restricted stock units, and unvested shares earned pursuant to previously-granted performance share units under the Company’s Long Term Incentive Plan.  The amounts do not include the price paid for restricted stock units purchased pursuant to the MSPP with a portion of the executive’s annual incentive bonuses, because the executive would be entitled to the price paid for those shares as of June 30, 2013 without a change in control event.

(2)

The amounts represent the compensation cost to the Company of providing continued medical and life insurance benefits to the named executives for three years after June 30, 2013, based on 2013 premium costs and assuming medical cost levels over the three-year period (one year in the case of Messrs. DeByle, Abbott and Pattison and Ms. Rosen), using the medical inflation methodology which the Company has used in valuing the cost of its retiree medical benefit obligations under FAS 106.  The Company does not provide retiree medical benefits to its salaried retirees.

(3)

The dollar amount shown in this column reflects two numbers.  The first is the additional amount that an executive would receive from the Supplemental Retirement Plan over and above the executive’s accumulated benefits under that plan (which is disclosed in the Pension Benefits table under “Pension Benefits” on page 38 of this proxy statement).  The additional amount is due to the fact that following a change in control, an executive’s accumulated benefits under the Supplemental Retirement Plan are payable in a lump sum, using different assumptions than those used to calculate payment in an annuity form.  The lump sum amount payable is equal to the present value as of July 1, 2013 of the single life annuity the executive could receive beginning as of his or her earliest retirement age.  The executive’s earliest retirement age is (a) July 1, 2013 if the executive had attained age 55 and completed at least ten years of eligibility service as of June 30, 2013, (b) the first day of the month coincident with our next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2013, but had completed at least ten years of eligibility service as of June 30, 2013, or (c) the later of July 1, 2013 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service as of June 30, 2013.  Present value is determined based on the assumptions under the Retirement Plan.  For lump-sum payments on July 1, 2013, those assumptions are the May, 2013 Pension Protection Act segment rates of 0.97%, 3.76% and 5.01% and the Pension Protection Act 2013 Optional Combined, Unisex mortality table.  The value of the additional amounts payable to each executive under this calculation are: Mr. Fix, $201,771; Mr. DeByle, $0; Ms. Rosen, $233,726; Mr. Abbott, $0; and Mr. Pattison, $0.

The second component of the dollar amount shown here is the amount of the lump sum payable due to the attribution under the employment agreements of three additional years of service to Mr. Fix and one year of additional service to each of the other named executives at the level of annualized compensation used to determine the amount of severance.  That lump-sum payment is equal to (1) the present value as of July 1, 2013 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive’s earliest retirement age based on actual and imputed compensation and service as of June 30, 2013, minus (2) the present value as of July 1, 2013 of the single life annuity that would be payable under the Retirement Plan and the Supplemental Retirement Plan beginning as of the executive’s earliest retirement age based on actual compensation and service as of June 30, 2013.  The executive’s earliest retirement age is (a) July 1, 2013 if the executive had attained age 55 and completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2013, (b) the first day of the month coincident with or next following the attainment of age 55 if the executive had not attained age 55 as of June 30, 2013, but had completed at least ten years of eligibility service (including imputed eligibility service for purposes of (1) above) as of June 30, 2013, or (c) the later of July 1, 2013 or the first day of the month coincident with or next following the attainment of age 65 if the executive had not completed at least ten years of service (including imputed eligibility service for purposes of (1) above) as of June 30, 2013.  Present value is determined based on the assumptions under the Retirement Plan.  For lump-sum payments on July 1, 2013, those assumptions are the May, 2013 Pension Protection Act segment rates of 0.97%, 3.76% and 5.01% and the Pension Protection Act 2013 Optional Combined, Unisex mortality table.  The amounts of the lump sum payable under the employment agreements are as follows:  Mr. Fix, $1,987,222; Mr. DeByle, $0; Ms. Rosen, $314,337; Mr. Abbott, $4,804; and Mr. Pattison, $0.

(4)

The dollar amount shown here reflects the amount payable to make the executive whole for the “parachute payment” excise tax of 20% owed on amounts of severance and other benefits in excess of the named executive’s W-2 compensation “base amount,” which is the average of the executive’s W-2 compensation for the years 2008 – 2012.

OTHER INFORMATION CONCERNING THE COMPANY

BOARD OF DIRECTORS AND ITS COMMITTEES

Six meetings of the Board of Directors were held during the fiscal year ended June 30, 2013, two of which were conducted telephonically.  Each incumbent director of the Company attended at least 75% of the meetings held during the year by the Board and all committees on which the director served.  The Board operates pursuant to Corporate Governance Guidelines which set forth the policies and procedures for the effective performance of management duties by the Board of Directors.  These Guidelines can be found on the Company’s website at www.standex.com under the Governance tab.

Compensation Committee

The Board has a Compensation Committee consisting of Messrs. Cannon (Chairman), Hogan and Muller, all of whom are independent under NYSE standards.  During fiscal 2013, the Committee held two meetings.  Each of the Committee members attended all of the meetings of the Committee.  The Company charges the Compensation Committee with discharging the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and senior management; administering the 2008 Long Term Incentive Plan; and reviewing and approving executive and senior management compensation in relation to the short and long term goals of the Company.

The Committee operates pursuant to a written Charter, which is included as Appendix A to this proxy statement.  The Charter may also be reviewed on the Company’s website at www.standex.com under the “Governance” tab.

The Committee has the authority to retain consultants or other legal or accounting advisors from time to time in the Committee’s discretion to assist in the evaluation of executive and senior management compensation.  Such engagements shall be on such terms as the Committee deems appropriate.  The Chief Executive Officer and the Vice President of Human Resources assist the Committee to a limited extent in determining or recommending the amount or form of executive and director compensation, as described on page 16 of this proxy statement.

For further information regarding the Committee’s processes and procedures for the consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis, beginning on page 13 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Messrs. Cannon, Hogan or Muller) were at any time during fiscal 2013 or in any prior period an officer or employee of the Company, nor did they serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee or Board of Directors.

Audit Committee

Messrs. Fenoglio (Chairman), Chorman, and Fickenscher served during fiscal year 2013 on the Company’s Audit Committee.  All of these directors are independent as defined by the SEC and NYSE rules.  The Board of Directors has designated Messrs. Fenoglio, Chorman and Fickenscher as “audit committee financial experts” as defined by the NYSE rules.  During fiscal 2013, the Committee met on five occasions, one of which was by telephone.  Each of the Committee members attended all of the meetings of the Committee.  The Audit Committee reviews, both prior to and after the audit, the Company’s financial reporting function, the scope and results of the audit performed (or to be performed) by the independent auditors of the Company and the adequacy of the Company’s internal controls, and reports thereon to the Board of Directors.

The Committee operates pursuant to a Charter, which may be found on the Company’s web site at www.standex.com under the Governance tab.  The report of the Committee for the past fiscal year appears below.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Committee”) is entirely made up of independent directors as defined in the New York Stock Exchange listing standards.  It operates pursuant to a written charter, which may be reviewed on the Company’s website at www.standex.com under the Governance tab.

The Committee reviews Standex’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process.  The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor, as well as respective fees.  The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services.  Any other services must be specifically approved by the Audit Committee.  In periods between Audit Committee meetings, the Audit Committee may delegate authority to one member to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the auditors’ evaluation of the Company’s internal control over financial reporting.  The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted PCAOB Rule 3200T, Communication With Audit Committees.  In addition, the Committee has received from the independent auditors the written disclosures required by the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and by applicable requirements of the Public Company Accounting Oversight Board, and discussed with them their independence from the Company and its management.  Finally, the Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

In reliance on the reviews and based upon the discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on  Form 10-K for the year ended June 30, 2013, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William R. Fenoglio, Chairman

Thomas E. Chorman

Gerald H. Fickenscher

Corporate Governance/Nominating Committee Report

The Corporate Governance/Nominating Committee of the Board of Directors, comprised of Messrs. Muller (Chairman), Chorman, Fickenscher and Hogan, all of whom the Board determined to be independent within the meaning given to that term under the rules of the NYSE, is responsible for developing, reviewing, maintaining and recommending to the Board principles and guidelines of corporate governance for the operations of the Board and insuring the Board’s compliance with applicable regulations and standards of the SEC and NYSE.  The Committee also recommends to the Board candidates for consideration for Board membership and for membership on the standing committees of the Board.

The Committee Charter describes its duties and responsibilities in greater detail.  Stockholders and others may access the Charter through the Governance tab of the Company’s website at www.standex.com.

During fiscal year 2013, the Committee held three meetings, and communicated regularly via exchange of memoranda.  Each of the Committee members attended all of the meetings of the Committee.

Process for Identifying and Evaluating Candidates for Director, and Diversity Considerations

The Corporate Governance/Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as management and shareholders.  The Committee may also retain a third party executive search firm to identify candidates.  When such a search firm is engaged, the Committee sets the fees and scope of engagement.  A shareholder who wishes to recommend a prospective nominee for the Board should notify the Committee in writing using the procedures described below under Communications with Directors, attaching any supporting material the shareholder considers appropriate.  Nominees recommended by shareholders are subject to the same evaluation process described herein as all other prospective candidates.

The Committee will review and evaluate each candidate it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee and described below, the existing composition and mix of talent and expertise on the Board, and other factors it deems relevant.

The Committee evaluates each prospective candidate against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines (found at the Company’s website), as well as by criteria of preferred experiences and qualities established by the Committee.  The Committee strives to identify nominees whose character, judgment and experience will best enable them to deal with matters that come before the Board.  Further, the Committee must identify candidates who can ensure both that the best interests of shareholders are met, and that full compliance with all applicable regulations and laws will occur.  The qualifications the Committee prefers include various professional experience requirements (including familiarity with manufacturing, international business and financial accounting and controls) and personal qualities (including integrity and judgment), as well as the capacity and desire to make a significant time commitment to the Board, and a commitment to become a shareholder.

In addition, as part of this process, the Committee developed a Board self-assessment matrix which measures the current configuration of the Board relating to skills, experience and background.  This matrix assists in the evaluation of the future needs of the Board, and the qualifications to be sought in potential Board candidates.

The Committee considers all of the above-mentioned factors and weighs whether a candidate’s experience, character and commitment would complement the other directors’ skills and abilities as they relate to service on the Board.  In this way, the Committee seeks diversity of perspective and insight, considering how each individual director can contribute to and enhance the overall effectiveness of the Board.  Thus, diversity is reviewed in a comprehensive context, rather than on the basis of categorical allotment.  The Committee is mindful of this diversity consideration throughout the year, and assesses its effectiveness through the annual Director Evaluations described below.  The Committee is particularly mindful that it must seek and retain director candidates whose skills complement the needs presented by the domestic and international, multi-

product, engineered manufacturing operations of the Company, the analytical financial expertise associated with such operations, and the strategic plans of the Company.

In connection with this evaluation, the Committee decides whether to interview the prospective nominee and, if warranted, invites the President and CEO and the Chairman of the Board also to meet with prospective candidates.  The Committee Chairman conducts due diligence to check each candidate’s references.  After completing this evaluation and interview process, the Committee forwards all pertinent materials and makes a recommendation to the full Board in advance of a meeting in which the Committee will propose a candidate for Board action.  The Board then acts on the election of the candidate or nomination for consideration of shareholders.

As a result of this process, in March, 2013, the Board welcomed Thomas J. Hansen to the Board.  Shareholders are being asked to elect Mr. Hansen in this proxy via Proposal 1.

Code of Business Conduct and Ethics

The Company has both a Code of Business Conduct and a Code of Ethics for Senior Financial Management, both of which may be found on the Company’s website under the Governance tab at www.standex.com.  The Code of Business Conduct was most recently updated and enhanced during fiscal year 2010, and a training program to assist all employees of the Company in becoming more familiar with the Code of Business Conduct was developed and disseminated during fiscal 2012.  This program will be regularly updated and disseminated.

The Code of Business Conduct applies to all employees, officers and directors of the Company and provides that, in the conduct of all corporate activities, integrity and ethical conduct is expected.  In addition, the Code of Business Conduct addresses and provides guidance on a number of business-specific issues, including but not limited to insider trading and conflicts of interest.

The Code of Ethics for Senior Financial Management applies to all officers, directors and employees who have supervisory financial duties.  The Code of Ethics is intended to assist in the complete and accurate reporting of all financial transactions in compliance with applicable laws, rules and regulations.

Waivers of the requirements of the Company’s Codes, if granted by the Board or the Corporate Governance/Nominating Committee, will be posted on the Company’s website.  No waivers were granted in fiscal 2013 or for any prior period since the Codes were adopted in 2003.  Compliance is monitored by the Company’s Corporate Governance Officer and the Committee, in communication with the Board and senior corporate management, as appropriate.

Executive Sessions of Independent Directors

Under the Board’s Corporate Governance Guidelines, the non-management directors of the Board meet in regularly scheduled executive sessions with no management directors or management present.  Edward J. Trainor has been designated by the non-management directors as the lead director for such executive sessions.  The lead director will call any executive session of the Board, and the executive sessions will encompass such topics as the non-management directors and/or Mr. Trainor determine.  The lead director will confer with the Board and the CEO on any matters that may require their attention.  If any shareholder wishes to communicate any matter to the executive sessions of non-management directors please forward an email regarding such communication to boardofdirectors@standex.com.

Director Attendance Policy

It is the policy of the Board, pursuant to its Corporate Governance Guidelines, that each director has a duty to attend, whenever possible, all meetings of the Board and of each Committee on which the director serves and to review in advance all meeting materials, all of which are sent electronically to each director.  In addition, each director is expected to attend the Annual Meeting of Shareholders.  In fiscal 2013, all directors attended the Annual Meeting, whether in person or telephonically.

Committee and Director Evaluations

Written questionnaires prepared by the Corporate Governance/Nominating Committee are used by the directors to evaluate the Board as a whole and each of its standing Committees.  The questionnaires also solicit recommendations as to how the functioning of the Board and its committees can be improved.  This evaluation process was utilized in fiscal 2013, and the Company intends to repeat this process annually.  Directors submit completed questionnaires to the Chief Legal Officer, who summarizes the results without attribution, and forwards the summary to the Committee chairman, who analyzes the data and reports the results to the Board and to each Committee.  The full Board discusses summaries of the assessments and Committee evaluations with a view to enhancing the overall performance of the Board.

Shareholder Communications with Directors

The Board of Directors welcomes input and suggestions from shareholders and all interested parties.  The Board of Directors will regard all appropriate communication seriously and will promptly address it.  The Board has adopted the following procedure for shareholders and other interested parties to contact members of the Board, its committees and the non-management directors as a group.  Correspondence, addressed to any individual director, group or committee chair or the Board as a whole, should be sent to the Corporate Governance Officer, Standex International Corporation, 11 Keewaydin Drive, Suite 300, Salem, NH 03079.  All parties may also communicate electronically by sending an email to boardofdirectors@standex.com.  The message line should specify the individual director, committee or group that the shareholder wishes to contact.

All communication will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.  The Corporate Governance Officer shall use discretion in declining to forward communication unrelated to the duties and responsibilities of the Board, including but not limited to communication in the nature of advertisements or promotions, employment inquiries or resumes, surveys or other forms of mass mailings.  However, all communication, regardless of its nature, will be catalogued, archived and periodically reported to the Board for its information and use.

Board Leadership Structure and Role in Risk Oversight

The offices of the Chairman of the Board and the Chief Executive Officer are separate and held by different individuals.  The Company believes that the roles and responsibilities are generally distinct and that the perspective and oversight of two individuals in these roles benefit the Company.  Further, the Company’s Corporate Governance Guidelines, accessed at www.standex.com under the “Governance” tab, provide that the most recently retired CEO should serve as Chairman of the Board.  This assures continuity of mission and strategic vision, while allowing the CEO the ability to execute such goals without the additional administrative encumbrance of chairing the Board.  In fact, on August 8, 2013, the Company announced that President and Chief Executive Officer, Roger L. Fix intends to retire upon the appointment of a new CEO, which is expected in early calendar 2014.  Upon this event, Mr. Fix will assume the role of Chairman of the Board.

The offices of the Chairman of the Board and the Chief Executive Officer must and do work in conjunction.  The Company believes that allowing the individual holding each office to accomplish the distinct tasks specific to these roles maximizes efficient and effective Board governance.  The Committee believes that the diversity of the Company’s operations is best served by this approach.

The Board conducts risk oversight of the Company by relying on its Committee membership to receive and analyze reports and data from various Company and external sources (discussed below), and to report to the full Board for discussion and action, where necessary.

In order to conduct risk oversight of the Company, the Audit Committee regularly receives reports regarding the material risks presented by and to Company operations, and the measures being taken to manage such risk.  The Corporate Risk Manager reports regularly to the Audit Committee.  The Audit Committee reports as appropriate to the full Board, which monitors material risks that may impact the Company.  In addition, the Board administers its risk oversight function through periodic reporting at Board meetings by members of senior management, including but not limited to the Chief Financial Officer and the Group Vice

President.  These presentations provide the Board with the opportunity to communicate directly and in detail with management about risks and opportunities being addressed at the operational level.  Further, the Corporate Governance Officer reports to the Audit Committee quarterly, in conjunction with the corporate governance program.

Since fiscal 2012, the Corporate Governance/Nominating Committee has mandated that each committee of the Board review its Charter annually to assess whether the risk oversight roles and responsibilities of each committee are being appropriately discharged.  Each committee’s Charter can be found on the Company web site at www.standex.com under the Governance tab.  In addition, the Charter for the Compensation Committee is attached as Appendix A to this proxy statement.

CORPORATE GOVERNANCE/NOMINATING COMMITTEE

H. Nicholas Muller, III, Chairman

Thomas E. Chorman

Gerald H. Fickenscher

Daniel B. Hogan

Directors Compensation

The elements of non-employee director compensation for fiscal 2013 are as follows:

•

a $40,000 annual cash retainer, payable quarterly, all or a portion of which may be deferred and used to purchase RSUs pursuant to the MSPP;

•

an annual restricted stock grant equal to $55,000 and valued as of the date of the Annual Meeting of Shareholders, which stock vests three years after the date of grant;

•

a $16,000 annual cash retainer for the Chairman of the Audit Committee;

•

a $10,000 annual cash retainer for the Chairman of the Compensation Committee;

•

an $8,000 annual cash retainer for the Chairman of the Corporate Governance/Nominating Committee;

•

annual cash retainers of $8,000, $5,000 and $3,000 to each member of the Audit, Compensation and Corporate Governance/Nominating Committee, respectively; and

•

a $50,000 cash retainer to the Chairman of the Board, all or a portion of which may be deferred and used to purchase RSUs pursuant to the MSPP.

The elements of directors’ compensation remained the same in fiscal 2013 as in fiscal 2012, except that the annual restricted stock grant was increased from $45,000 to $55,000.  The increase resulted from a competitive assessment of the compensation paid to our directors which was undertaken by Pearl Meyer at the beginning of fiscal 2013.  Pearl Meyer was retained by the Compensation Committee for this purpose.  The frame of reference for the assessment was a review of the compensation paid to the directors of companies selected by Pearl Meyer which compete within the capital goods industry (with the majority of the companies in the industrial machinery, electrical equipment and/or durable goods manufacturing sub-industries) and which were generally similar in size to the Company (with revenues of between $400 million and $1 billion).  The assessment concluded that the cash compensation portion of the Board’s compensation package was at approximately the median for the company’s assessment, but that the equity portion of the compensation package was below the median.  While the Board has no formal objective of maintaining board compensation at a particular competitive level, it was determined that increasing the equity portion of Board compensation closer to the median level for the companies assessed was appropriate, and an increase from $45,000 to $55,000 in the value of each non-employee director’s restricted stock award was made.  No changes will be made for fiscal 2014.

Under guidelines revised in fiscal 2013, the Company requires each non-employee director to own Company Common Stock with a value of at least five times the annual cash retainer paid to each director.  The valuation of the Common Stock used to determine compliance with the ownership requirement is set by the Compensation Committee each year, based upon the Company’s stock price performance during the previous year and any other factors deemed relevant by the Committee.  The valuation for fiscal 2014 has been set at $40 per share.  Stock acquired as payment of director’s fees may not be sold until the ownership requirement has been met.  All directors were determined to be in compliance with the revised guidelines as of July 31, 2013.

The Company does not have per-meeting fees for non-employee directors, believing that no incentives for meeting attendance should be necessary.

As an employee director, Mr. Fix does not receive director compensation for his service to the Board.

No retirement plan benefits or perquisites are provided to directors of the Company.  Directors are not granted stock options, as the Company no longer grants stock options to any person.

The following table presents the compensation the Company provided to non-employee directors for their services during fiscal 2013:

Director	Fees Earned Or Paid In Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Charles H. Cannon, Jr.	10,000	114,715	4,610	129,325
Thomas E. Chorman	51,000	55,000	4,610	110,610
William R. Fenoglio	16,000	114,715	4,610	135,325
Gerald H. Fickenscher	51,000	55,000	1,172	107,172
Thomas J. Hansen	10,000	15,520	0	25,520
Daniel B. Hogan	38,000	69,929	2,915	110,829
H. Nicholas Muller, III	43,000	69,929	1,704	114,618
Edward J. Trainor	50,000	114,715	2,236	166,951

___________________________

Footnotes to Table:

(1)

This column represents the cash paid to each director pursuant to the annual cash retainer, plus fees earned for serving as Chairman of the Board, or as a member of or Chairman of any Committees of the Board.  All or a portion of the annual cash retainer may be used, at the election of the director, to purchase restricted stock units pursuant to the MSPP.  RSUs purchased under the MSPP are disclosed in the Stock Awards column.

(2)

This column represents the aggregate grant date fair value of two separate awards:  (1) RSUs purchased with the portion of the director’s annual cash retainer which the director elects to use to purchase RSUs under the terms of the MSPP; and (2) shares of time-based restricted stock.  With respect to (1) above, the MSPP requires that prior to the beginning of the fiscal year in which the annual cash retainer is earned, directors may elect to use all or a portion of their annual cash retainer to purchase RSUs.  Under the MSPP, RSUs will be purchased at a 25% discount from the lower of the closing price of the Company’s stock on the last day of the fiscal year in which the cash retainer was earned or the date on which the cash portion of the annual incentive bonus is paid to an executive of the Company, which is generally on or shortly prior to the 75th day after the end of the fiscal year.  The amounts in this column which are attributable to purchases under the MSPP are computed in accordance with FASB ASC Topic 718, using the same assumptions as are referenced in footnote (2) to the Summary Compensation Table found on page 29 of this proxy statement.

With respect to the awards of time-based restricted stock noted in (2) above, the column includes the grant date fair value of such awards for FY 2013.  Grant date fair value is calculated by multiplying the number of shares of stock awarded times the closing price of the Company’s stock on the date awarded, in accordance with FASB ASC Topic 718.  At June 30, 2013, the aggregate number of outstanding shares of unvested restricted stock and RSUs held by each director was as follows:  Mr. Cannon: 9,345; Mr. Chorman: 4,062; Mr. Fenoglio: 9,345; Mr. Fickenscher: 4,062; Mr. Hansen: 309; Mr. Hogan: 5,951; Mr. Muller: 4,916; Mr. Trainor: 9,345.

(3)

Upon the retirement of any director as a result of reaching the mandatory retirement age for service as a director, or upon a change in control of the Company, the non-vested installments of the annual restricted stock grants shall be subject to acceleration and immediate vesting.

(4)

Included in this column are the dividend equivalents that accrued during the three year vesting period for both the restricted stock grants and the restricted stock units purchased pursuant to the MSPP that vested during the fiscal year.  The dividend equivalents are paid upon vesting.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve a non-binding, advisory resolution on the compensation of the executive officers (the “named executive officers”) whose compensation is specifically set forth in the Summary Compensation Table and other related tables of this proxy statement (which are found beginning on page 29 of this proxy statement).  The advisory vote does not address any specific element or the level of the compensation payable to any named executive officer, but rather asks shareholders to approve the total compensation payable to the “named executive officers.”  Notwithstanding that the vote is advisory only, we will carefully evaluate the outcome of the vote and will take it into account in assessing any future changes to our compensation philosophy and programs.

The Board of Directors recommends that shareholders vote to approve the total compensation of our named executive officers, because of its belief that our executive compensation program is an important factor in driving the creation of shareholder value.  The program ties a significant portion of the compensation of our named executive officers to the actual financial performance of the Company and pays a large portion of such compensation in the form of equity that cannot be immediately sold.  We urge shareholders to read the Compensation Discussion and Analysis which begins on page 13 of this proxy statement, immediately following the “Executive Compensation” heading, and the compensation tables which follow it.  They provide a thorough description of the entire program and the compensation paid under it.  Here is a summary of several important facts to consider in evaluating our executive compensation:

•

The program is designed 1) to attract and retain highly talented executives who have the ability to manage a diverse set of businesses that serve a variety of markets and are subject to differing business strategies, and 2) to provide those executives with incentives to meet specific financial and operational performance goals that are determined by the Compensation Committee of the Board of Directors as likely to create and sustain shareholder value.

•

A significant portion of the compensation payable under the program is variable, and depends upon the performance of the Company (or in the case of non-corporate executives, the business unit of the Company for which they are responsible) over both the short and longer term.

•

A significant portion of the compensation is payable in the form of Company stock, which serves to closely align the interests of our executives with those of our shareholders.

•

To avoid a focus on short-term results at the expense of longer-term corporate performance, the stock payable is either forfeited if the executive leaves our employment within three years after it is granted, or is paid to the executive in equal installments over a three-year period, only if the executive remains employed at the time each installment is to be paid.  This practice serves both to retain executives in the employ of the Company, and motivates them to act in the long-term interests of the Company.  In addition, executives are subject to stock ownership guidelines, which limit their ability to sell shares of stock which they receive while they are employed by the Company.

•

We do not provide guaranteed or minimum bonuses to our executives, and we provide only a very limited number of perquisites.

•

Both the amounts and forms of our compensation are determined by an independent committee of the Board of Directors, which receives independent advice from Pearl Meyer & Partners, a nationally recognized compensation consultant that performs no other services for the Company.

•

The Board of Directors has the right to recover any incentive compensation paid to any executive if the Company is required to restate any financial results downward as a result of misconduct on the part of that executive.

The compensation paid to our executives for fiscal 2013 was consistent with our pay-for-performance philosophy.  Although earnings per share from continuing operations increased for fiscal 2013 from earnings per share for fiscal 2012 (after adjusting for a gain on the sale of a facility in Brazil in fiscal 2012), earnings per share and sales  fell short of the target level set by the Compensation Committee for fiscal 2013.  As a result, the total compensation received by our executives declined from the amounts received in fiscal 2012, when results exceeded the target levels set by the Committee.  Both the annual incentive bonuses and the number of shares earned under the performance share unit component of the Long Term Incentive Plan were significantly lower than in the prior fiscal year.  For fiscal 2013, the Company’s total shareholder return was 24.7%.

The Board believes that the total compensation paid to our named executive officers is aligned with both the performance of the Company and the interests of our shareholders.  As a result, the Board recommends that shareholders approve the following non-binding, advisory resolution:

“RESOLVED, that the shareholders of Standex International Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, all under the heading titled “Executive Compensation.”

The Board of Directors unanimously recommends a vote “FOR” the foregoing resolution.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent registered public accountants, as auditors of the Company for the year ending June 30, 2014.  This firm and two of its predecessor firms have been auditors of the Company continuously since 1955.  While ratification by the shareholders of this appointment is not required by law or by the Company’s articles of incorporation or bylaws, we believe that such ratification is desirable.

It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders where they will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the selection of the Independent Auditors.

INDEPENDENT AUDITORS’ FEES

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

($ in thousands)	2013	2012
Audit Fees (a)	$1,223	$1,255
Audit Related Fees (b)	$316	$194
Tax Fees (c)	$0	$0
All Other Fees	$0	$0
Total	$1,539	$1,449

__________________________

(a)

Fees for audit services billed related to fiscal years 2013 and 2012 consisted substantially of the following:

•

Audit of the Company’s annual financial statements

•

Reviews of the Company’s quarterly financial statements

(b)

Fees for audit related services in 2013 and 2012 consisted substantially of the following:

•

International audits in the United Kingdom, Ireland, Germany, Portugal and Mexico were conducted in both 2013 and 2012.

•

Further, due to the Company’s increased international activities both the scope and depth of international audits has taken place during fiscal year 2013, resulting in an increase in fees.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services.  The Audit Committee discussed these services with Company management and the independent auditor to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by the independent auditor in fiscal 2013 were approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee in 2003 and amended in 2004.

As required by the policy, annually the Audit Committee is provided a description of the services to be provided for each category and fees to be incurred.  The policy describes the permitted audit, audit-related, tax, and other services that the independent auditor may perform, and the Audit Committee approves the established level of fees for the respective fiscal year.  Any subsequent requests for audit, audit-related, tax and other services not previously submitted and approved by the Audit Committee for specific pre-approval may not commence until such approval has been granted.

A quarterly status of the actual services performed to date is provided to the Audit Committee by the independent auditor.  Normally, pre-approval is provided at regularly scheduled meetings.  However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee for services not to exceed $50,000.  The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

REQUESTING DOCUMENTS

Both this Proxy Statement and the Annual Report on Form 10-K may be reviewed on line at: http://www.cfpproxy.com/6520 and also at the Company’s website at www.Standex.com/Investors/FY2013AnnualMaterials.  Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Form 10-K, the Company’s Codes of Conduct, Committee Charters or the Corporate Governance guidelines by writing to Standex International Corporation, Investor Relations Department, 11 Keewaydin Drive, Suite 300, Salem, NH 03079.  Shareholders may also call the Company’s Shareholder Services Administrator at 603-893-9701 to request copies.  In the alternative, print copies may be requested by e-mailing the request to investorrelations@standex.com.  Requests for copies may be made orally or in writing.  All requests will be fulfilled within three (3) business days of receipt.  Copies will be sent via first class mail.

OTHER PROPOSALS

Management does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to the Securities Exchange Act of 1934, the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Stock are required to file reports of ownership and changes in ownership in the Common Stock of the Company under Section 16(a) with the Securities and Exchange Commission and the New York Stock Exchange, with copies of those reports filed with the Company.

Based solely upon a review of the copies of the reports furnished to the Company for the fiscal year 2013, the Company advises that one filing was late.  Although Director Muller notified the Company within two weeks of his sale of Company shares, the notice did not strictly comply with timely reporting rules.  A Form 4 was filed on May 13, 2013 reflecting the April 30 transaction.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for consideration at the 2014 Annual Meeting of Stockholders must submit such proposal to the Company, in writing, at its executive offices, 11 Keewaydin Drive, Suite 300, Salem, NH 03079, no earlier than May 16, 2014.

In order for a shareholder to bring other business before a shareholder meeting, the Company by-laws require that timely notice should be received by the Company no earlier than May 16, 2014, but no later than June 16, 2014.  In order for shareholders to submit director nominee(s) for consideration pursuant to SEC Rule 14a-11, proper notice must be received no earlier than April 14, 2014, and not later than May 16, 2014.

By the Board of Directors

Deborah A. Rosen, Secretary

October 21, 2013

STANDEX INTERNATIONAL CORPORATION — ANNUAL MEETING, DECEMBER 10, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6520

You can vote in one of three ways:

1. Call **toll free 1-866-648-7868** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/sxi** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 10, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Ananda Professional Building, 25 Pelham Road, Suite 316, Salem, New Hampshire 03079, on Tuesday, December 10, 2013 at 4:00 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.**

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

6520

1

REVOCABLE PROXY
Standex International Corporation

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-866-648-7868 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., December 10, 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/sxi prior to 3 a.m., December 10, 2013.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Annual Meeting Materials are available at:
http://www.cfpproxy.com/6520

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. Election of Directors	☐	☐	☐

For three year terms expiring in 2016:
(01) William R. Fenoglio
(02) Thomas J. Hansen
(03) H. Nicholas Muller, III

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ____________ Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

2

STANDEX INTERNATIONAL CORPORATION — ANNUAL MEETING, DECEMBER 10, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6520

You can vote in one of three ways:

1. Call **toll free 1-866-648-7868** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/sxi** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

Standex International Corporation

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 10, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Roger L. Fix and Deborah A. Rosen, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Ananda Professional Building, 25 Pelham Road, Suite 316, Salem, New Hampshire 03079, on Tuesday, December 10, 2013 at 4:00 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.**

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on October 15, 2013 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on December 10, 2013 or any adjournment thereof. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

Unless otherwise instructed, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7568

3

REVOCABLE PROXY
Standex International Corporation

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-866-648-7868 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., December 10, 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/sxi prior to 3 a.m., December 10, 2013.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Annual Meeting Materials are available at: http://www.cfpproxy.com/6520

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. Election of Directors	☐	☐	☐

For three year terms expiring in 2016:
(01) William R. Fenoglio
(02) Thomas J. Hansen
(03) H. Nicholas Muller, III

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

CONFIDENTIAL

4
0
1
k

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

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APPENDIX A

COMPENSATION COMMITTEE CHARTER

MEMBERS

Charles H. Cannon, Jr., Chairman

Daniel B. Hogan

H. Nicholas Muller, III

STATUS

The Compensation Committee is a standing committee of the Board of Directors of Standex International Corporation (the “Company”).

MEMBERSHIP

The Compensation Committee shall consist of no less than three nor more than five members.  Each member of the Compensation Committee shall satisfy the independence requirements of the New York Stock Exchange and, if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.  The Board shall appoint the members of the Compensation Committee annually, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board, as appropriate.

The members of the Compensation shall serve for one year terms.  The Nominating & Governance Committee with advice of the Chairman shall designate the Chairman of the Compensation Committee.  The members of the Compensation Committee shall serve until their resignation, retirement or removal by the Board of Directors and until their successors shall be appointed.  The Board shall have the power at any time to change the membership of the Compensation Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements.  Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Compensation Committee shall fix its own rules of procedure (including the authority to delegate subcommittees)

PURPOSE

The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and the senior management group, (ii) to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission, (“SEC”) the New York Stock Exchange (“NYSE”) and any other applicable rules and

5

regulations; (iii) to administer the long term incentive plan, stock option, employee stock purchase and similar plans and administer all other cash, equity and non-cash compensation policies and programs of the Corporation.

DUTIES AND RESPONSIBILITIES

The Compensation Committee shall review and approve corporate goals and objectives as submitted by the CEO on an annual basis.  Goals should consider corporate performance and relative shareholder return on both short-term (1 year) and long-term (3 year) basis.  The Compensation Committee shall (i) evaluate the performance of the CEO and senior management group based on the performance in relation to the goals and objectives, (ii) make recommendations to the Board of Directors with respect to incentive based and equity based compensation plans, (iii) set the compensation levels taking into consideration similar compensation levels and incentive awards at similar companies, and (iv) prepare an annual performance evaluation of the Compensation Committee.

To fulfill its responsibilities the Compensation Committee shall:

1.

have the sole authority to retain and terminate any compensation consultant (which shall include external legal counsel and other external advisors in addition to firms specializing in compensation matters) engaged to assist in the evaluation of Director, CEO, corporate executive officers, division presidents and group vice presidents compensation, direct responsibility for the appointment, compensation and oversight of the work of such compensation consultant and sole authority to approve and authorize the consultant’s fees and other retention terms.  The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  In retaining or using the services of any compensation consultant, the Committee shall be required to evaluate the independence of such compensation consultant (which shall include both the business entity and the individual(s) performing the consulting services on behalf of the business entity) prior to selecting or receiving advice from such compensation consultant.  In evaluating the independence of the consultant, the Committee shall take into account the following factors:

(a)

the provision of other services to the Company by the consultant;

(b)

the amount of fees received from the Company by the consultant as a percentage of the total revenue of the consultant;

(c)

the policies and procedures of the consultant that are designed to prevent conflicts of interest;

(d)

any business or personal relationship of the consultant with a member of the Committee;

(e)

any stock of the Company owned by the consultant; and

(f)

any business or personal relationship of the consultant with an executive officer of the Company.

6

2.

review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives and have sole authority to determine the CEO’s compensation level based on this evaluation.

3.

make recommendations to the Board of Directors with respect to salary structures and incentive and equity-based compensation plans.

4.

adopt, administer, approve and ratify awards under incentive compensation and equity-based plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

5.

review, make recommendations and approve performance or operating goals for participants in the Company’s incentive plans.

6.

make regular reports to the Board of Directors.

7.

review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.  The Compensation Committee shall annually review its own performance.

8.

review and approve, at least annually, the CEO’s and the senior executives of the Company’s (i) employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (ii) special or supplemental benefits, if any.

9.

review annually Board of Directors compensation and make recommendations to the Board for changes to insure competitive remuneration for companies of a similar size and complexity.

MEETINGS

The Compensation Committee shall meet no less than three times per year to approve goals and objectives, approve overall incentive pools, approve incentive payments to senior management and evaluate performance and approve salary changes for the CEO and senior management.

REPORTS

The Compensation Committee shall prepare a report each year on executive compensation for inclusion in the Corporation’s proxy statement relating to the annual meeting of stockholders as required by the SEC and NYSE.

7